EXHIBIT 10.31


                               U.S. $265,000,000

                     AMENDED AND RESTATED CREDIT AGREEMENT

                         Dated as of November 21, 2000

                                     among

                         PANAMERICAN BEVERAGES, INC.,
                                 as Borrower,

                   THE FINANCIAL INSTITUTIONS PARTY HERETO,
                                  as Lenders

                                      and

                        ING BARING (U.S.) CAPITAL LLC,
                            as Administrative Agent


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                               TABLE OF CONTENTS

                               -----------------

                                                                           Page
                                                                           ----
                                   ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS..............................................1

          SECTION 1.01  Certain Defined Terms.................................1
          SECTION 1.02  Certain Defined Terms Relating to
                         Environmental Regulation............................15
          SECTION 1.03  Computation of Time Periods..........................16

                                  ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES............................................16

          SECTION 2.01  The Advances.........................................16
          SECTION 2.02  Repayment; Notes.....................................16
          SECTION 2.03  Prepayments..........................................17
          SECTION 2.04  Interest.............................................19

SECTION 2.05  Fees...........................................................19

          SECTION 2.06  Continuations, Interest Rate Determination...........19
          SECTION 2.07  Increased Costs, Etc.................................20
          SECTION 2.08  Payments and Computations............................22
          SECTION 2.09  Taxes................................................23
          SECTION 2.10  Sharing of Payments, Etc.............................24
          SECTION 2.11  Funding Losses.......................................25
          SECTION 2.12  Use of Proceeds......................................25

                                  ARTICLE III

CONDITIONS PRECEDENT TO EFFECTIVENESS OF
          AMENDMENT AND RESTATEMENT..........................................25

          SECTION 3.01  Conditions Precedent.................................25

                                  ARTICLE IV

REPRESENTATIONS AND WARRANTIES...............................................28

          SECTION 4.01  Representations and Warranties of the Borrower.......28

                                   ARTICLE V

COVENANTS OF THE BORROWER....................................................32



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          SECTION 5.01  Affirmative Covenants................................32
          SECTION 5.02  Negative Covenants...................................35
          SECTION 5.03  Reporting Requirements...............................38
          SECTION 5.04  Financial Condition..................................40

                                  ARTICLE VI

EVENTS OF DEFAULT............................................................40

          SECTION 6.01  Events of Default....................................40

                                  ARTICLE VII

THE ADMINISTRATIVE AGENT.....................................................43

          SECTION 7.01  Authorization and Action.............................43
          SECTION 7.02  Duties and Reliance, Etc.............................43
          SECTION 7.03  Administrative Agent and Affiliates..................44
          SECTION 7.04  Lender Credit Decision...............................44
          SECTION 7.05  Indemnification......................................44
          SECTION 7.06  Successors to Administrative Agent...................45

                                 ARTICLE VIII

MISCELLANEOUS................................................................45

          SECTION 8.01  Amendments, Etc......................................45
          SECTION 8.02  Notices, Etc.........................................46
          SECTION 8.03  No Waiver, Remedies..................................46
          SECTION 8.04  Costs, Expenses and Indemnification..................46
          SECTION 8.05  Right of Set-off.....................................47
          SECTION 8.06  Binding Effect.......................................48
          SECTION 8.07  Assignments and Participations.......................48
          SECTION 8.08  Governing Law........................................50
          SECTION 8.09  Execution in Counterparts............................50
          SECTION 8.10  Confidentiality......................................50
          SECTION 8.11  Judgment.............................................51
          SECTION 8.12  Consent to Jurisdiction..............................51
          SECTION 8.13  WAIVER OF JURY TRIAL.................................52
          SECTION 8.14  Limitation on Liability..............................52
          SECTION 8.15  Accounting Terms.....................................52


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     AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 21, 2000
(this "Agreement"), is made among Panamerican Beverages, Inc., a Panamanian corporation (the "Borrower"), the financial institutions listed on the signature pages hereof and which may from time to time become parties hereto (each, a "Lender" and, collectively, the "Lenders"), and ING Baring (U.S.) Capital LLC ("ING Baring"), as administrative agent (together with any successors appointed pursuant to Article VII, the "Administrative Agent") for the Lenders hereunder.

     WHEREAS, the Borrower, the Exiting Lenders (as hereinafter defined) and the 1999 Lenders (as hereinafter defined), the Administrative Agent, J.P. Morgan Securities Inc., as syndication agent, and BankBoston, N.A., as documentation agent entered into the Credit Agreement, dated as of March 18, 1999 (the "Prior Agreement") pursuant to which the Borrower incurred advances from the Exiting Lenders and the 1999 Lenders, of which an aggregate principal amount of $220,000,000 is outstanding as of the date hereof.

     WHEREAS, the Borrower and the Lenders have agreed to amend and restate the Prior Agreement pursuant to which the 2000 Lenders (as hereinafter defined) will advance $126,333,333.35 to the Borrower, which will be used
(i) to repay in full the loans made by the Exiting Lenders under the Prior Agreement, (ii) to prepay U.S. $666,666.66 of the Advances made by Banco Bilbao Vizcaya Argentaria S.A. under the Prior Agreement, (iii) to refinance up to U.S. $30,000,000 of the Debt outstanding under the Coca-Cola Facility (as hereinafter defined) and (iv) for general corporate purposes.

     WHEREAS, the Borrower has requested, and the parties hereto have agreed, to amend and restate the Prior Agreement upon the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree that the Prior Agreement is hereby amended and restated on and as of the Restatement Effective Date (as hereinafter defined) as follows:

                                 ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Administrative Agent" has the meaning specified in the preamble to this Agreement.

     "Administrative Agent's Account" shall mean account No. 066-297-311 maintained at The Chase Manhattan Bank, N.A. - New York (ABA No.
021-000-021), for credit to ING Baring (U.S.) Capital LLC, New York, Account Name: Agency Loan Account, Ref: Panamco 2000 Agreement, Att: Martha
G. Martinez, or such other account at such other bank in


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New York City as the Administrative Agent shall specify from time to time to the Borrower and the Lenders.

     "Advance" shall mean and include (a) each Advance made by the 1999 Lenders to the Borrower under the Prior Agreement and outstanding as of the date hereof, and (b) each Advance made to the Borrower by the 2000 Lenders pursuant to Section 2.01(b) and Section 3.01(b), as set forth opposite each Lender's name on Annex I and Annex II hereto under the caption "Advances" or, if such Lender has entered into one or more Assignments and Acceptances, set forth in the Register maintained by the Administrative Agent pursuant to Section 8.07(c).

     "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise; provided, however, that neither TCCC nor any of its direct or indirect Subsidiaries shall be considered an Affiliate of the Borrower or any of its Subsidiaries.

     "Agreement" has the meaning specified in the preamble to this Agreement.

     "Alternate Base Rate" means, on any date, a fluctuating rate of interest per annum equal to the higher of

     (a)  the Base Rate; and

     (b)  the Federal Funds Rate plus1/2of 1%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent or any Lender in connection with extensions of credit. Changes in the rate of interest on that portion of any Advances bearing interest at the Alternate Base Rate will take effect simultaneously with each change in the Alternate Base Rate.

     "Alternate Base Rate Advances" means Advances bearing interest by reference to the Alternate Base Rate.

     "Applicable Margin" means (i) for the period from the Restatement Effective Date to the date that is the second anniversary of the Restatement Effective Date, 1.375% per annum; (ii) for the period from the second anniversary of the Restatement Effective Date to the third anniversary of the Restatement Effective Date, 1.625% per annum; and (iii) for the period from the third anniversary of the Restatement Effective Date to (and including) the Maturity Date, 1.750% per annum;

provided, however, that (A) if at any time from the Restatement Effective Date to the Maturity Date the Borrower's BBB-/Baa3 credit rating category is increased by

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one or more gradations byany two of the three Credit Rating Agencies which currently maintain an investment grade credit rating for the Borrower, the then Applicable Margin shall decrease by a margin of .125% for each such gradation increase; and (B) if at any time from the Restatement Effective Date to the Maturity Date the Borrower's BBB-/Baa3 rating category is decreased by one or more gradations by any two of the three Credit Rating Agencies which currently maintain an investment grade credit rating for the Borrower, a supplemental margin of .375% per gradation will be added to the then Applicable Margin.

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent and the Borrower, in accordance with Section 8.07 and in substantially the form of Exhibit B hereto.

     "Back-to-Back Loan" means Debt of any Subsidiary owed to a third party that is fully collateralized by the proceeds of Debt incurred by the Borrower.

     "Base Rate" means the rate of interest from time to time announced by the Administrative Agent at its principal office in New York City as its prime commercial lending rate; provided that if the Administrative Agent shall cease to announce a prime commercial lending rate, then "Base Rate" shall mean the arithmetic average of the rates of interest publicly announced by The Chase Manhattan Bank, Citibank, N.A., and Morgan Guaranty Trust Company of New York (or their respective successors) as their respective prime commercial lending rates (or, as to any such bank that does not announce such a rate, such bank's "base" or other rate determined by the Administrative Agent to be the equivalent rate announced by such bank), except that, if any such bank shall, for any period, cease to announce publicly its prime commercial lending (or equivalent) rate, the Administrative Agent shall, during such period, determine the "Base Rate" based upon the prime commercial lending (or equivalent) rates announced publicly by the other such banks.

     "Borrower" shall have the meaning specified in the preamble to this Agreement.

     "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

     "Capitalized Leases" has the meaning specified in clause (e) of the definition of Debt.

     "Change in Control" means:

     (a) the failure of the Shareholders (as defined in the Voting Trust Agreement) parties to the Voting Trust Agreement collectively to:

          (i) own, directly or indirectly, on the date hereof and until all Obligations owing under this Agreement and the other Loan Documents are paid in full, at least a majority of the outstanding Voting Stock of the Borrower on a fully diluted basis, free and clear of all Liens; or

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          (ii) control directly or indirectly, whether by the percentage of ownership of Voting Stock imposed by any applicable law, the possession of voting power or otherwise, the power to direct the affairs or control the composition of at least a majority of the board of directors, management committee, or other equivalent body, of the Borrower; or

     (b) dissolution or termination of the Voting Trust Agreement; or

     (c) the failure of TCCC to own (as a result of a sale by TCCC of such Common Stock described below), directly or indirectly, on the date hereof and until all Obligations owing under this Agreement and other Loan Documents are paid in full, at least 25% of the outstanding Class B Common Stock of the Borrower, 22.6% of the outstanding Class A Common Stock of the Borrower and 100% of the, outstanding Class C Preferred Stock of the Borrower, in each case, on a fully diluted basis, free and clear of all Liens (it being understood that such percentage will be reduced on a proportionate basis in the event of any issuance or sale of Class A Common Stock or Class B Common Stock in which TCCC does not acquire its proportionate share); or

     (d) any reduction in the number of directors nominated by TCCC to the Borrower's Board of Directors as compared to the number of such directors nominated by TCCC as of the date of this Agreement.

     "Coca-Cola Entity" means TCCC and any Wholly-Owned Subsidiary of TCCC.

     "Coca-Cola Facility" means the facility provided by The Coca-Cola Financial Corporation dated December 23, 1998.

     "Compensation Plan" of the Borrower or any Subsidiary thereof means any program, plan or similar arrangement (other than employment contracts) relating generally to compensation, pension, employment or similar arrangements to which the Borrower or such Subsidiary (individually or in connection with any other Person) may have any liability.

     "Confidential Information" means information furnished by or on behalf of the Borrower or an Affiliate of the Borrower to the Administrative Agent or any Lender in a writing designated as confidential, but does not include any such information that (i) is or becomes generally available to the public or (ii) is or becomes available to the Administrative Agent or such Lender from a source other than the Borrower or an Affiliate of the Borrower other than as a result of a breach by the Administrative Agent or any Lender of its obligations hereunder.

     "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

     "Consolidated Debt" means the outstanding principal amount of all Debt of the Borrower and its Consolidated Subsidiaries; provided, however, that Debt of the Borrower's Consolidated Subsidiaries shall not include any Debt, of any Subsidiary to the extent, but only to the extent, that such Debt, (i) is held by the Borrower, whether in the form of a loan, participating interest or other instrument evidencing indebtedness or other Obligation of the Subsidiary so long

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as material enforcement, waiver or amendment decision regarding such Debt may be taken only by the Borrower, or (ii) represents a Back-to-Back Loan.

     "Consolidated EBITDA" means, for any period, the sum, without duplication, of

     (a) Consolidated Operating Income for such period,

     plus

     (b) all depreciation and amortization of assets (including Intangible Assets) of the Borrower and its Subsidiaries deducted in determining Consolidated Operating Income for such period.

     "Consolidated Net Worth" means, for any date, the Consolidated stockholders' equity of the Borrower and its Subsidiaries (set forth on the line "total shareholders' equity" on the Borrower's balance sheet) on such date.

     "Consolidated Operating Income" means, with respect to the Borrower and its Subsidiaries for any period, the Consolidated operating income (or loss), before interest, taxes and extraordinary items, of the Borrower and its Subsidiaries for such period.

     "Consolidated Tangible Net Assets" means as of any date, the total amount of assets of the Borrower and its Subsidiaries, less (i) Intangible Assets and (ii) appropriate adjustments on account of minority interests of other Persons holding equity investments in Subsidiaries, all as reflected on the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the fiscal quarter immediately preceding such date.

     "Credit Rating Agencies" means DCR, Moody's and Standard & Poor's.

     "DCR" means Duff & Phelps Credit Rating Co.

     "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services, (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases ("Capitalized Leases"), (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any of its Affiliates or any warrants, rights or options to acquire such capital stock, (h) all Obligations of such Person in respect of Hedge Agreements, (i) all Debt of others referred to in clauses (a) through (h) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of

                                      -5-


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such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and j) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt; provided, however, that Debt shall not include trade accounts payable arising in the ordinary course of business.

     "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

     "Designated Affiliate" means a majority-controlled Affiliate of a Lender whose name and principal place of business are set forth opposite such Lender's name on Annex I or Annex II hereto under the caption "Designated Affiliates," or in the Assignment and Acceptance pursuant to which it became a Lender, or such other Affiliate or Affiliates of such Lender as such Lender may specify by notice from time to time to the Borrower and the Administrative Agent.

     "Designated Branch" means the branch of a Lender whose name and location are set forth opposite such Lender's name on Annex I or Annex II hereto under the caption "Designated Branches" or in the Assignment and Acceptance pursuant to which it became a Lender, or such other branch or branches or other office or offices of such Lender as such Lender may specify by notice from time to time to the Borrower and the Administrative Agent.

     "Disclosure Schedule" means the Disclosure Schedule set forth as Annex III hereto.

     "Eligible Assignee" means (a) a commercial bank, finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) having total assets in excess of U.S. $250,000,000 and (b) any Designated Affiliate or Designated Branch.

     "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum determined by the Administrative Agent based on the rate(s) quoted on the Reuters Screen LIBO Page at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. If only one rate appears on the Reuters Screen LIBO Page, the rate in clause (a) above will be such rate, and if two or more rates appear on the Reuters Screen LIBO Page, the rate in clause (a) above

                                      -6-


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will be the arithmetic mean of such rates. The Eurodollar Rate for each
Interest Period for each Eurodollar Rate Advance shall be determined by the Administrative Agent.

     "Eurodollar Rate Advances" means Advances bearing interest at a rate determined by reference to the Eurodollar Rate.

     "Eurodollar Rate Reserve Percentage" for any Interest Period for each Advance means the reserve percentage applicable two Business Days before the first day of such Interest Period, under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Advances is determined) having a term equal to such Interest Period.

     "Events of Default" has the meaning specified in Section 6.01.

     "Existing Debt" means Debt of the Borrower and its Subsidiaries outstanding on the date hereof.

     "Existing Debt Agreement" means any agreement or instrument pursuant to which any Existing Debt has been issued or incurred.

     "Exiting Lenders" means The Chase Manhattan Bank, Dresdner Bank Luxembourg S.A., Allstate Life Insurance Company, Investkredit Bank AG, BNP Paribas, Panama Branch, Kredietbank S.A. Luxembourgeoise, Dresdner Bank Lateinamerika AG, Panama Branch, Hamburgische Landesbank Girozentrale, and Monumental Life Insurance Company.

     "Facility" means the aggregate amount of the Advances.

     "Federal Bankruptcy Code" means the United States Bankruptcy Code of 1978, as amended from time to time.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "GAAP" means, in the case of the Borrower and its Consolidated Subsidiaries, generally accepted accounting principles in the United States consistent with those applied in the preparation of the financial statements of the Borrower and Consolidated Subsidiaries furnished to the Lenders prior to the date of this Agreement.

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     "Governmental Authority" means any federation, nation, state, sovereign, or government, any federal, supranational, regional, state, tribal, local or political subdivision, any governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission or any other similar dispute-resolving panel or body, and any other entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

     "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in interest rates or foreign exchange rates.

     "Indemnified Party" has the meaning specified in Section 8.04(b).

     "ING Baring" has the meaning specified in the preamble to this Agreement.

     "Intangible Assets" means all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their carrying value at the end of the last fiscal quarter ended prior to the Restatement Effective Date or the date of acquisition, if acquired subsequent to the Restatement Effective Date, and all other items which would be treated as intangibles on the Consolidated balance sheet of the Borrower and its Subsidiaries.

     "Interest Coverage Ratio" means, for any period, the ratio of (i) Consolidated EBITDA to (ii) the Consolidated gross interest expense (including related fees) of the Borrower and its Subsidiaries for such period; provided, however, that the calculation of the Interest Coverage Ratio shall not include any interest on any Debt of any Subsidiary, to the extent that such Debt (i) is owed by a Subsidiary to the Borrower, whether in the form of a Loan, participation interest or other instrument evidencing indebtedness or other Obligation of the Subsidiary so long as material enforcement, waiver or amendment decision regarding such Debt may be taken only by the Borrower, or (ii) represents a Back-to-Back Loan.

     "Interest Period" means, for each Eurodollar Rate Advance, the period commencing on (and including) the date such Advance was made, and ending on (but excluding) the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on (and including) the last day of the immediately preceding Interest Period and ending on (but excluding) the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one or three months, as the Borrower may elect upon notice received by the Administrative Agent not later than 11:00 a.m. (New York City time) on the third Business Day prior to the first day of such Interest Period; provided, however, that:

     (a) no Interest Period may end after the Maturity Date;

     (b) Interest Periods commencing on the same date for Eurodollar Rate Advances shall be of the same duration;

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     (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

     (d) except with respect to the Interest Periods described in clause
(a) above, whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and

     (e) all outstanding Advances originally incurred on the same date shall at all times have the same Interest Period.

     "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clauses (i) and (j) of the definition of "Debt" in respect of such Person and, in the case of any permitted Investment in which the company in which such Investment is made becomes a Subsidiary of the Borrower, the amount of such Investment shall include the amount of any Debt of such Subsidiary at such time; provided that the "cash amount" of any Investment shall not be deemed to include such Debt.

     "Lender" means each Lender listed on the signature pages hereof and each Eligible Assignee that becomes a party hereto pursuant to Section 8.07.

     "Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Lending Office" opposite its name on Annex I or Annex II hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as it may from time to time specify by notice to the Borrower and the Administrative Agent.

     "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

     "Loan Documents" means this Agreement, each Note and each other instrument, agreement, certificate, notice or other document executed and/or delivered pursuant hereto or thereto or in connection herewith or therewith.

     "Margin Stock" means any "margin stock" or "margin security" as defined in Regulations T, U or X of the Board of Governors of the Federal Reserve System.

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     "Material Adverse Change" means a material adverse change in the business, condition (financial or otherwise), operations, performance, properties, assets or prospects of the Borrower and its Subsidiaries taken as a whole.

     "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties, assets or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the rights and remedies of the Administrative Agent or any Lender under any Loan Document.

     "Maturity Conditions" has the meaning specified in Section 2.03(b)(i).

     "Maturity Date" means the date that is the fourth anniversary of the Restatement Effective Date.

     "Mexico" means the United Mexican States.

     "Moody's" means Moody's Investors Service, Inc.

     "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset by any Person, the aggregate amount of cash received from time to time by or on behalf of such Person in connection with such transaction, after deducting therefrom only (a) reasonable and customary brokerage commissions, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction or in connection with dividends paid to enable the Borrower to pay Net Cash Proceeds to the Lenders as contemplated herein, and (c) the amount of any Debt secured by a Lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate and are properly attributable to such transaction or to the asset that is the subject thereof.

     "Net Issuance Proceeds" means, with respect to any issuance, sale or incurrence of any Debt in the international financial markets, the aggregate amount of cash received from time to time by or on behalf of such Person after deducting therefrom only (a) placement agents' or underwriters' commissions, and (b) other reasonable and customary fees and expenses (including, without limitation, fees and expenses of counsel and bankers) payable by or on behalf of such Person in connection with such issuance, sale or incurrence, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate and are properly attributable to such transaction or to the issuance, sale or incurrence that is the subject thereof.

     "Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Advance or Advances made by such Lender.

     "Obligation" means, with respect to any Person, any obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect to such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in
Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of the Borrower under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, reasonable attorneys' fees and disbursements, indemnities and other amounts payable by the Borrower under any Loan Document and (b) the obligation to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of the Borrower in accordance with the Loan Documents.

     "Other Currency" has the meaning specified in Section 8.11(a).

     "Other Taxes" has the meaning specified in Section 2.09(b).

     "Panamco Account" means the account of the Borrower maintained with Sun Trust Bank, ABA #061000104, Account #8800374228, Att.: Heather Hammond.

     "Permitted Liens" means, with respect to any Person:

     (a) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or government bonds to secure performance, surety or appeal bonds to which such Person is a party or which are otherwise required of such Person, or deposits as security for contested taxes or import duties or for the payment of rent or other obligations of like nature, in each case incurred in the ordinary course of business;

     (b) Liens imposed by law, such as carriers', warehousemen's, laborers', materialmen's, landlords', vendors', workmen's, operators', producers' and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings of review;

     (c) Liens for taxes, assessments and other governmental charges or levies not yet delinquent or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

     (d) minor survey exceptions, minor encumbrances, easements or reservations of or with respect to, or rights of others for or with respect to, licenses, rights-of-way, sewers, electric and other utility lines and usages, telegraph and telephone lines, pipelines, surface use, operation of equipment, permits, servitudes and other similar matters, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Debt and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

     (e) Liens existing on or provided for under the terms of agreements existing on the Restatement Effective Date and described in Item 5.02(a) of the Disclosure Schedule;

     (f) Liens on property at the time the Borrower or any of its Subsidiaries acquired the property or the entity owning such property, including any acquisition by means of a merger or consolidation with or into the Borrower; provided, however, that any such Lien may not extend to any other property owned by the Borrower or any of its Subsidiaries;

     (g) Liens securing Hedge Agreements so long as (i) such Hedge Agreements are of the type customarily entered into in connection with, and are entered into for, the bona fide purpose of reducing financial risk relating to interest rate or foreign exchange fluctuations, and (ii) the collateral securing obligations in respect of such Hedge Agreements (A) consists only of cash or cash equivalents, and (B) does not exceed in market value on any date an amount equal to 1.5% of Consolidated Tangible Net Assets (calculated as of the end-date of the last quarter for which Consolidated financial statements have been distributed);

     (h) Liens on accounts receivable, inventory or bottles and cases to secure working capital or revolving credit Debt incurred by any Subsidiary in the ordinary course of business; provided that any such Debt incurred by any such Subsidiary is subject to the limitations set forth in Section 5.02(i)(ii)(E);

     (i) Purchase Money Liens;

     (j) Liens securing only Debt of a Wholly-Owned Subsidiary of the Borrower to the Borrower or one or more Wholly-Owned Subsidiaries of the Borrower;

     (k) Liens on any property to secure Debt incurred in connection with the construction, installation or financing of bottling facilities financed through Debt issued by a Coca-Cola Entity or any subsidiary of it;

     (l) Liens resulting from the deposit funds or evidences of Debt in trust for the purpose of defeasing Debt of the Borrower or any of its Subsidiaries;

     (m) legal or equitable encumbrances deemed to exist by reason of negative pledges or the existence of any litigation or other legal proceeding and any related lis pendens filing (excluding any attachment prior to judgment, judgment lien or attachment lien in aid of execution on a judgment);

     (n) rights of a common owner of any interest in property held by such Person;

     (o) Liens on property or shares of stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary of such Person; provided further, however, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries;

     (p) any defects, irregularities or deficiencies in title to easements, rights-of-way or other properties which do not in the aggregate materially adversely affect the value of such properties or materially impair their use in the operation of the business of such Person;

     (q) Liens in favor of the issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of business; provided, however, that the obligations in respect of such letters of credit do not constitute Debt;

     (r) Liens arising in connection with Capitalized Leases in an aggregate principal amount not to exceed U.S. $75,000,000 at any time outstanding; and

     (s) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements), as a whole, or in part, of any Debt secured by any Lien referred to in the foregoing clauses (e) through (l); provided, however, that (i) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on or to such property) and (ii) the Debt secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Debt described under clauses (e) through
(1) at the time the original Lien became a Permitted Lien under this Agreement and (B) any amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

     "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Prior Agreement" has the meaning specified in the recitals hereto.

     "Process Agent" has the meaning specified in Section 8.12(a).

     "Purchase Money Lien" means a Lien on property securing Debt incurred by the Borrower or any of its Subsidiaries to provide funds for all or any portion of the cost of acquiring, constructing, altering, expanding, improving or repairing such property or assets used in connection with such property.

     "Register" has the meaning specified in Section 8.07(c).

     "Required Lenders" means at any time Lenders owed (or holding in the aggregate) at least 66 2/3% of the then-aggregate unpaid principal amount of the Advances; provided, however, that for purposes of this definition neither (i) the Borrower, nor any of its Affiliates, if a Lender, nor (ii) any Lender who has defaulted on any of its obligations hereunder, shall be included in (x) the Lenders owed such amount of the Advances or (y) the determination of the aggregate unpaid principal amount of the Advances.

     "Restatement Effective Date" has the meaning specified in Section 3.01.

     "Reuters Screen LIBO Page" means the display of London interbank offered rates (commonly known as "LIBOR") of major banks for Eurodollar deposits designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page for the purpose of displaying such London interbank offered rates for Eurodollar deposits).

     "Significant Subsidiary" has the meaning specified for a "significant subsidiary" as defined in Rule 405 under the Securities Act of 1933, as amended.

     "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of its liabilities, including, without limitation, contingent liabilities, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute an unreasonably small capital.

     "Standard & Poor's" means Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc.

     "Subsidiary" of any Person means any corporation, partnership, joint venture, trust or estate of which (or in which), directly or indirectly, more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership or joint venture, or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries. References to a Subsidiary, unless otherwise specifically stated, or the context otherwise requires, shall be reference to a Subsidiary of the Borrower.

     "Taxes" has the meaning specified in Section 2.09(a).

     "TCCC" means The Coca-Cola Company, a Delaware corporation, or any successor thereto.

     "United States" and "U.S." each means United States of America.

     "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

     "Voting Trust Agreement" means the Voting Trust Agreement for certain shares of Panamerican Beverages, Inc., amended and restated as of April 20, 1993, and as further amended on July 15, 1993, among the Shareholders parties thereto and the Voting Trustees parties thereto.

     "Wholly-Owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person if all of the common stock or other similar equity ownership interests (but not including preferred stock) in such Subsidiary (other than any directors' qualifying shares or shares issued to Persons to comply with local laws) is owned directly or indirectly by such Person.

     "1999 Lender" means each Lender listed on Annex I hereto.

     "2000 Lender" means each Lender listed on Annex II hereto.

     SECTION 1.02 Certain Defined Terms Relating to Environmental
Regulation. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Environmental Action" means any administrative, regulatory or judicial action, suit, demand, demand letter, notice of non-compliance or violation, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law or any Environmental Permit, including without limitation (a) any claim by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (b) any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

     "Environmental Law" means any supranational, federal, national, state, provincial, tribal, local or municipal law, rule, regulation, order, writ, judgment, injunction, decree, determination or award of any Governmental Authority within or outside the United States relating to or imposing standards of conduct concerning the environment, health, safety or Hazardous Materials.

     "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

     "Hazardous Materials" means (a) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and radon gas, (b) any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any Environmental Law, and (c) any other substance, exposure to which is regulated under any Environmental Law.

     SECTION 1.03 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" mean "to but excluding.

                                "ARTICLE II

                     AMOUNTS AND TERMS OF THE ADVANCES

     SECTION 2.01 The Advances.

     (a) Existing Advances. Each 1999 Lender severally agrees, on the terms and conditions hereinafter set forth, to maintain, from and after the Restatement Effective Date, the Advance made by such 1999 Lender to the Borrower pursuant to the Prior Agreement (or acquired by such Lender by way of an Assignment and Acceptance prior to the Restatement Effective Date) and outstanding immediately prior to the Restatement Effective Date. The principal amount of Advances maintained by each 1999 Lender on the date hereof is set forth opposite such 1999 Lender's name on Annex I hereto under the caption "Advances."

     (b) New Advances. Each 2000 Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single Advance to the Borrower on the Restatement Effective Date in an aggregate amount not to exceed the amount set forth opposite such 2000 Lender's name on Annex II hereto under the caption "Advances" or, if such 2000 Lender has entered into one or more Assignments and Acceptances, set forth in the Register maintained by the Administrative Agent pursuant to Section 8.07(c).

     SECTION 2.02 Repayment; Notes.

     (a) On the Maturity Date, the Borrower shall repay to the Administrative Agent, for the account of the Lenders, the unpaid outstanding principal amount of the Advances evidenced by the Notes, together with all other Obligations of the Borrower due and payable hereunder, in full in immediately available funds.

     (b) The Advance or Advances of each Lender to the Borrower shall be evidenced by a Note payable to the order of such Lender in an amount equal to such Lender's Advance or Advances. Each Lender shall record in its records, and on the schedule attached to its Note, the date and amount of each Advance made by such Lender thereunder, each repayment or prepayment thereof, whether such Advance was a Eurodollar Rate Advance or an Alternate Base Rate Advance, and, in the case of Eurodollar Rate Advances, the dates on which the Interest Period for such Advances shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note. The failure to so record or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under any Note to repay the principal amount of each Advance together with all interest accruing thereon.

     SECTION 2.03 Prepayments.

     (a) Optional. The Borrower may, upon at least five Business Days' notice to the Administrative Agent at any time after 60 days from the Restatement Effective Date stating the proposed date and aggregate principal amount of the prepayment, and, if such notice is given, the Borrower shall, prepay the outstanding principal amount of the Advances in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid, without premium or penalty but subject to breakage costs pursuant to Section 2.11; provided, however, that each partial prepayment shall be in a minimum aggregate principal amount of U.S. $10,000,000 or an integral multiple of U.S. $1,000,000 in excess thereof. Prepayments of Advances will be without premium or penalty; provided that prepayments of Eurodollar Rate Advances not made on the last day of the Interest Period shall be subject to Section 2.11. Any amount prepaid under this Section 2.03(a) may not be reborrowed. All prepayments under this Section 2.03(a) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

     (b)  Mandatory.

          (i) From Net Issuance Proceeds. The Borrower shall prepay ratably the outstanding principal amount of the Advances in an aggregate amount equal to the amount by which the cumulative Net Issuance Proceeds of any public or private issuance, sale or incurrence of any additional Debt (other than (x) short-term Debt solely used to finance working capital or one or more bottling company acquisitions, and (y) Debt consisting of guarantees by the Borrower of the Debt of any Subsidiary) in the international financial markets by the Borrower exceeds U.S. $300,000,000 during the term of this Agreement, so long as such Debt (x) is scheduled to mature in whole and in part after the date six months after the Maturity Date and (y) is applied to repay or refinance then-outstanding Debt of the Borrower or any Subsidiary (such conditions in subclauses (x) and (y) being the "Maturity Conditions"); provided that (I) if any such Debt issued, sold or incurred does not satisfy the Maturity Conditions, 100% of the Net Issuance Proceeds thereof shall be applied to prepay ratably the outstanding principal amount of the Advances, (II) notwithstanding subclause (I) above, up to U.S. $100,000,000 of such Debt during the term of this Agreement need not satisfy the Maturity Conditions so long as (A) such Debt matures in full at least nine months prior to the Maturity Date and, upon refinancing, such Debt will satisfy the Maturity Conditions, and (B) the proceeds of such Debt are applied to one or more bottling company acquisitions or working capital financing, and (III) if any such Debt issued, sold or incurred is voluntarily prepaid prior to the Maturity Date, the Borrower shall prepay ratably the outstanding principal amount of the Advances in an aggregate amount equal to the amount of such prepayment.

          (ii) From Net Cash Proceeds. The Borrower shall prepay the outstanding principal amount of the Advances in an aggregate amount equal to the amount by which the cumulative Net Cash Proceeds from the sale, lease, transfer or other disposition of (A) any assets (other than shares of capital stock) of the Borrower or any of its Subsidiaries (other than sales of inventory, scrap and by-products in the ordinary course of business and sales of vehicles or equipment in the ordinary course of business, provided that the proceeds thereof, in the case of vehicles and equipment, are promptly reinvested in comparable vehicles and equipment) or (B) any capital stock of any Subsidiary of the Borrower exceeds, in the aggregate under both subclauses (A) and (B) above, an amount equal to 5.5% of Consolidated Tangible Net Assets (calculated as of the end-date of the last quarter for which Consolidated financial statements have been distributed); provided that, in any such case under subclause (A) or (B) above, (I) in the case of any such Net Cash Proceeds received by any such Subsidiary that is not a Wholly-Owned Subsidiary of the Borrower, the amount of such prepayment shall equal the proportion of such Net Cash Proceeds that is equal to the percentage of capital stock of such Subsidiary owned directly or indirectly by the Borrower (after giving effect to any applicable sale of shares of capital stock); (II) no prepayment shall be required in respect of Net Cash Proceeds of any sale, lease, transfer or other disposition of any assets by any Subsidiary to the Borrower or any other Subsidiary or by the Borrower to any Subsidiary; and (III) at least an amount equal to 2.75% of Consolidated Tangible Net Assets (calculated as of the end-date of the last quarter for which Consolidated financial statements have been distributed) of such cumulative Net Cash Proceeds shall be reinvested promptly in the Borrower or any of its Subsidiaries (it being understood that if such reinvestment does not occur, all such cumulative Net Cash Proceeds in excess of an amount equal to 2.75% of Consolidated Tangible Net Assets (calculated as of the end-date of the last quarter for which Consolidated financial statements have been distributed) shall be applied to prepay Advances).

          (iii) Making of Prepayments. Any prepayment pursuant to this clause (b) shall be made on the second Business Day (or sooner if elected by the Borrower) following the date of receipt by the Borrower of such Net Issuance Proceeds or such Net Cash Proceeds, as the case may be.

          (iv) Accrued Interest. All prepayments under this clause (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

          (v) Timing of Prepayments. Unless otherwise agreed by the Required Lenders, any prepayment made pursuant to this clause (b), shall be subject to Section 2.11.

     SECTION 2.04 Interest.

     (a) Ordinary Interest. (i) The Borrower shall pay interest on the unpaid principal amount of each Eurodollar Rate Advance made to it from the date of such Advance until such principal is paid in full, at a rate per annum equal to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin, payable in arrears on the last day of such Interest Period, on the date of any payment or prepayment of such principal amount and on the Maturity Date.

          (ii) The Borrower shall pay interest on the unpaid principal amount of each Alternate Base Rate Advance made from the date of such Advance until such principal is paid in full, at a rate per annum equal to the sum of (A) the Alternate Base Rate plus (B) the Applicable Margin, payable in arrears on the last Business Day of each month, on the date of any payment or prepayment of such principal amount and on the Maturity Date.

     (b) Default Interest. Upon the occurrence and during the continuance of any Event of Default, the Borrower shall pay interest on the unpaid principal amount of each Advance made to it and on the unpaid amount of all interest, fees and other amounts payable hereunder that is not paid when due, payable in arrears on the dates referred to in clause (a) above and on demand, at a rate per annum equal at all times to 2.0% per annum above (x) the rate per annum required to be paid on Eurodollar Rate Advances outstanding at the time pursuant to clause (a) above, in the case of the unpaid principal amount of Eurodollar Rate Advances, and (y) the rate per annum required to be paid on Alternate Base Rate Advances outstanding at the time pursuant to clause (a) above, in the case of the unpaid principal amount of Alternate Base Rate Advances, interest, fees and such other amounts.

     SECTION 2.05 Fees. The Borrower agrees to pay to the Administrative Agent, such fees as shall be agreed to in writing among the Borrower and the Administrative Agent.

     SECTION 2.06 Continuations, Interest Rate Determination.

     (a) The Borrower may continue all or any part of any Eurodollar Rate Advances in a minimum principal amount of U.S. $10,000,000 or a higher integral multiple of U.S. $1,000,000 (or, if smaller than U.S. $10,000,000, the entire outstanding balance of all remaining Advances) into another Eurodollar Rate Advance, by giving written notice thereof to the Administrative Agent not later than 11:00 A.M. (New York City time) at least three Business Days prior to the proposed date of such continuation. Each such notice shall be effective upon receipt by the Administrative Agent, shall be irrevocable, and shall specify the date and amount of such continuation, the Advances to be so continued, and the applicable Interest Period. Promptly upon receipt of such notice, the Administrative Agent shall advise each Lender thereof. Each continuation shall be on a Business Day.

     (b) Failing receipt by the Administrative Agent of any notice of continuation in accordance with clause (a) above, the Borrower shall be conclusively deemed to have elected to continue all Eurodollar Rate Advances for an Interest Period of three months.

     (c) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.04(a) or (b).

     SECTION 2.07 Increased Costs, Etc.

     (a) If, due to either (i) the introduction of or any change in, or in the interpretation of, any law or regulation or (ii) the need to comply with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) adopted or made after the date of this Agreement (except, with respect to both subclauses (i) and (ii), any law, regulation, guideline or request addressed in Section 2.09), there shall be any increase in the cost to any Lender or any Person controlling such Lender of agreeing to make or making, funding or maintaining Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that, before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such

Lender, be otherwise disadvantageous to such Lender. Such Lender shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amounts required fully to compensate such Lender for such increased cost or reduced amount; provided, however, that notice in respect of any additional amounts payable hereunder in respect of any Interest Period shall not be effective, and no such additional amounts shall be payable hereunder in respect of such Interest Period, unless such notice is given not later than the 360th day following the Maturity Date. No such additional amounts shall be payable hereunder for increased costs incurred in respect of any period from 90 days after the date on which such Lender becomes actually aware of such increased cost to the date on which such Lender delivers notice of such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

     (b) If any Lender determines that (i) the introduction of or any change in, or in the interpretation of, any law or regulation or (ii) the need to comply with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) adopted or made after the date hereof affects or would affect the amount of capital required or expected to be maintained by such Lender or any Person controlling such Lender and such Lender determines that the amount of such capital is increased as a result of such Lender's Advance made hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's Advance made hereunder; provided, however, that, before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increase in capital and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. Such Lender shall promptly notify the Administrative Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amounts required fully to compensate such Lender for such increased cost or reduced amount; provided, however, that notice in respect of any additional amounts payable hereunder in respect of any Interest Period shall not be effective, and no such additional amounts shall be payable hereunder in respect of such Interest Period, unless such notice is given not later than the 360th day following the Maturity Date. No such additional amounts shall be payable hereunder for increased capital requirements for any period from 90 days after the date on which such Lender becomes actually aware of such increased capital requirements to the date on which such Lender delivers notice of such increased capital requirements. A certificate as to such amounts submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

     (c) If, with respect to any Eurodollar Rate Advances, the Lenders who are owed at least 20% of the then-aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Eurodollar Rate Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar

Rate Advances for such Interest Period, the Administrative Agent shall forth-with so notify the Borrower and the Lenders, whereupon (i) each such Eurodollar Rate Advance will automatically, on the last day of the then-existing Interest Period therefor, convert into an Alternate Base Rate Advance and (ii) the obligation of the Lenders to make Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

     (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance of such Lender will automatically, upon such demand, convert, at the end of the current Interest Period therefor (or sooner if required by law), into an Alternate Base Rate Advance and (ii) the obligation of such Lender to make Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office if the making of such a designation would allow such Lender or its Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

     SECTION 2.08 Payments and Computations.

     (a) The Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in U.S. Dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable pursuant to Section 2.07(a), 2.07(b), 2.09 or 2.11) to the Lenders for the account of their Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (b) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender ratably in accordance with such Lender's proportionate shares of the principal amount of all outstanding Advances, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender as the Administrative Agent shall direct.

     (c) All computations of interest based on the Eurodollar Rate or the Alternate Base Rate shall be made by the Administrative Agent on the basis of a year of 360 days and 365/66 days, respectively, and for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall, in such case, be included in the computation of payment of interest; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

     (f) The Borrower shall make all payments hereunder and under the Notes regardless of any defense or counterclaim, including, without limitation, any defense or counterclaim based on any law, rule or policy which is now or hereafter promulgated by any Governmental Authority or regulatory body and which may adversely affect the Borrower's obligation to make, or the right of the holder of any Note to receive, such payments.

     SECTION 2.09 Taxes.

     (a) Any and all payments to be made by the Borrower hereunder, under the Notes, or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, respectively, franchise taxes, taxes, levies, imposts, deductions, charges or withholdings (and all liabilities with respect thereto) imposed on or measured by reference to net income which are imposed on such Lender or the Administrative Agent by (i) the United States of America, (ii) any political subdivision of the United States or (iii) any foreign jurisdiction or political subdivision thereof under the laws of which the Administrative Agent or such Lender is organized, or in which such Lender or the Administrative Agent, respectively, has qualified to do or in fact does business (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, (x) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrower shall make such deductions and (z) the Borrower shall pay the full amount required to be deducted to the relevant taxing authority or other authority in accordance with applicable law. The Administrative Agent and every Lender shall provide to the Borrower such forms and certifications as are reasonably necessary to avoid or reduce the Borrower's obligation to deduct Taxes from any payment hereunder; provided that neither the Administrative Agent nor any Lender shall be required to furnish any such form or certification to the extent such Person reasonably determines (consistent with its internal policy and legal and regulatory restrictions) that such action would be disadvantageous to such Person.

     (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any excise or property taxes or any other charges or similar levies that arise from any payment made hereunder or under the Notes or any other Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "Other Taxes").

     (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by such Lender or the Administrative Agent (as the case may
be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) make written demand therefor.

     (d) Within 30 days after the date of any payment of Taxes by the Borrower, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof (or, if a receipt cannot be obtained in the applicable jurisdiction, other appropriate evidence of payment thereof).

     (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section shall survive the payment in full of principal and interest hereunder and under the Notes.

     SECTION 2.10 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advance owing to it (other than pursuant to Section 2.07(a), 2.07(b), 2.09 or 2.11) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the

Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase from such Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender's ratable share of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     SECTION 2.11 Funding Losses. In the event any Lender shall incur any loss, cost, or expense (including any loss, cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue, or maintain any portion of the principal amount of any Eurodollar Rate Advance), but excluding any loss of any margin above the Eurodollar Rate, as a result of:

     (a) any repayment or prepayment of the principal amount of any Eurodollar Rate Advances on a date other than the scheduled last day of the Interest Period applicable thereto;

     (b) any Eurodollar Rate Advances not being made in accordance with the request for Eurodollar Rate Advances delivered to the Administrative Agent as set forth in Section 3.01(a); or

     (c) any Eurodollar Rate Advances not being continued for the Interest Period specified in accordance with the relevant notice therefor;

     then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender (for its own account) such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss, cost or expense. Such written notice (which shall include all calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     SECTION 2.12 Use of Proceeds. The proceeds of the advances made by the Exiting Lenders and the Advances made by the 1999 Lenders under the Prior Agreement were used by the Borrower to refinance Debt under the U.S. $300,000,000 Credit Agreement dated as of March 15, 1999 among the Borrower, the lenders party thereto, the Administrative Agent, J.P. Morgan Securities Inc., as syndication agent, and BankBoston, N.A., as documentation agent, and to fund capital expenditures and for general corporate purposes. The proceeds of the Advances made by the 2000 Lenders on the Restatement Effective Date shall be used solely (and the Borrower agrees that it shall use such proceeds solely) (i) to repay the advances made by the Exiting Lenders under the Prior Agreement, (ii) to prepay U.S. $666,666.66 of the Advances made by Banco Bilbao Vizcaya Argentaria S.A. under the Prior Agreement, (iii) to refinance up to U.S. $30,000,000 of the Debt outstanding under the Coca-Cola Facility and (iv) for general corporate purposes.

                                  ARTICLE III

                   CONDITIONS PRECEDENT TO EFFECTIVENESS OF
                           AMENDMENT AND RESTATEMENT

     SECTION 3.01 Conditions Precedent. This Agreement shall be effective on November 22, 2000 (the "Restatement Effective Date") provided each of the following conditions shall have been satisfied on or prior to such date:

     (a) Notice. The Administrative Agent and the 2000 Lenders shall have received from the Borrower a request for the Advances specified in Section 3.01(b) not later than 4:00 P.M. (New York City time) on the third Business Day prior to the Restatement Effective Date, which request shall be in form and substance satisfactory to the Administrative Agent and the 2000 Lenders in all respects.

     (b) Funding. Each 2000 Lender shall have made a single Advance for the account of its Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, in an aggregate amount not to exceed the amount set forth opposite such 2000 Lender's name on Annex II hereto under the caption "Advances", and the Administrative Agent shall have made such funds available to the Borrower by crediting the Panamco Account in immediately available funds. The proceeds of such Advance shall be applied (i) on the Restatement Effective Date to repay in full the loans made by the Exiting Lenders under the Prior Agreement, (ii) on the Restatement Effective Date to prepay U.S. $666,666.66 of the Advances made by Banco Bilbao Vizcaya Argentaria S.A. under the Prior Agreement, (iii) to refinance up to U.S. $30,000,000 of the Debt outstanding under the Coca-Cola Facility, and (iv) for general corporate purposes.

     (c) Deliveries. The Administrative Agent shall have received the following documents (each document received by the Administrative Agent and described below is dated the Restatement Effective Date (unless otherwise specified), in form and substance reasonably satisfactory to the Lenders (unless otherwise specified), accompanied by an English translation thereof if not in English):

          (i) a certificate of the Borrower, in substantially the form of Exhibit C hereto, signed on behalf of the Borrower by a duly authorized officer or agent of the Borrower and its Secretary or any Assistant Secretary, together with certified copies of (i) the resolutions of the Board of Directors of the Borrower approving the Borrower's execution, delivery, and performance of the Loan Documents and the transactions contemplated thereby, (ii) all documents evidencing other necessary corporate action and consents or approvals of any Governmental Authority, if any, with respect to the Loan Documents and the transactions contemplated thereby, and (iii) the constitutional documents of the Borrower;

          (ii) the Consolidated audited financial statements of the Borrower and its Subsidiaries as of December 31, 1999;

          (iii) the duly executed Notes from the Borrower payable to the order of the respective Lenders;

          (iv) an opinion of Cravath, Swaine & Moore, special New York counsel for the Borrower, in substantially the form of Exhibit D-1 hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request;

          (v) an opinion of Arias, Fabrega & Fabrega, local counsel to the Borrower in Panama, in substantially the form of Exhibit D-2 hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request;

          (vi) an opinion of White & Case LLP, special New York counsel to the Administrative Agent, in substantially the form of Exhibit D-3 hereto and as to such matters as any Lender through the Administrative Agent may reasonably request;

          (vii) a letter, in substantially the form of Exhibit E hereto, confirming the appointment of CT Corporation System as Process Agent for the Borrower;

          (viii) such other certificates, documents and opinions of counsel as any Lender through the Administrative Agent may reasonably request; and

          (ix) all accrued fees of the Administrative Agent (including any such fees as shall be agreed to in writing pursuant to Section 2.05(a)) and reimbursements for all reasonable out-of-pocket expenses incurred in accordance with Section 8.04(a)(i).

     (d) Due Diligence. The Administrative Agent and the Lenders shall have completed a due diligence investigation of the Borrower and its Subsidiaries with results satisfactory to the Administrative Agent and the Lenders, and shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and its Subsidiaries, and each shall have received such financial, business and other information regarding the Borrower and its Subsidiaries, as the Administrative Agent and the Lenders shall have reasonably requested.

     (e) Material Adverse Change. (i) There shall not have occurred any Material Adverse Change in any country in which the Borrower and its Subsidiaries operate, or in the international loan syndication or financial or capital market conditions generally from those in effect on the date hereof.

          (ii) There shall not have occurred any Material Adverse Change in the condition, financial or otherwise, business, operations, performance, properties or prospects of the Borrower or any of its Subsidiaries since September 30, 2000.

     (f) Event of Default. No Event of Default or Default shall have occurred and be continuing.

     (g) Representations and Warranties. All representations and warranties contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Restatement Effective Date (except for any representation or warranty made as of a specific date which shall be true and correct in all material respects only as of such specified date).

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

     SECTION 4.01 Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

     (a) The Borrower and each of its Subsidiaries (i) is a corporation duly organized and validly existing (and, in the case of any such Subsidiary incorporated under the laws of one of the States comprising the United States, in good standing) under the laws of its jurisdiction of formation, (ii) is duly qualified as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where failure to so qualify would not have a Material Adverse Effect, and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted except where the failure to do so would be reasonably likely not to result in a Material Adverse Effect on the Borrower and its Subsidiaries taken as a whole.

     (b) Set forth on Item 4.01(b) of the Disclosure Schedule, attached hereto as Annex III, is a complete and accurate organizational chart for the Borrower and its Subsidiaries showing as of the date hereof (as to each such Subsidiary) (x) the jurisdiction of its incorporation and (y) the percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights as at the date hereof; and the information set forth therein is correct in all material respects. All of the shares of the Borrower and each of its Subsidiaries have been validly issued, fully paid, are non-assessable and are owned by the Borrower or one or more of its Subsidiaries and such stock ownership is shown on the stock registry of the relevant Subsidiary issuing such shares free and clear of all Liens. Except as disclosed in such Item 4.01(b) of the Disclosure Schedule, all the shares of outstanding capital stock of all of such Subsidiaries that the Borrower purports to own as set forth in Item 4.01(b) of the Disclosure Schedule have been validly issued, are fully paid and non-assessable and are owned by the Borrower or one or more of its Subsidiaries free and clear of all Liens.

     (c) The execution, delivery and performance by the Borrower of each Loan Document to which it is or is to be a party, and the consummation of the transactions contemplated hereby and thereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Borrower's constitutional documents, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) except as set forth on Item 4.01(c) of the Disclosure Schedule, conflict with or result in the breach of, constitute a default under, or cause or permit any mandatory prepayment or acceleration of the maturity of, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Borrower, any of its Subsidiaries or any of their properties or assets, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries is in violation of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would be reasonably likely to result in a Material Adverse Effect.

     (d) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by the Borrower of any Loan Document to which it is or is to be a party, or for the consummation of the transactions contemplated hereby or thereby, or (ii) the exercise by the Administrative Agent or any Lender of its rights under any Loan Document to which the Borrower is a party or the remedies provided thereunder.

     (e) This Agreement has been, and each Loan Document to which the Borrower is or is to be a party when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and each other Loan Document to which the Borrower is or is to be a party when delivered hereunder will be, the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and general principles of equity.

     (f) The Borrower and each of its Subsidiaries is in compliance in all material respects with all applicable laws, rules, regulations and orders, except where the failure to so comply would not be reasonably likely to result in a Material Adverse Effect on the Borrower and its Subsidiaries taken as a whole.

     (g) The audited Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1999, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied (in the case of such Consolidated financial statements) by an opinion of Arthur Andersen & Co., independent public accountants, copies of which have been furnished to each Lender, fairly present in all material respects the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP applied on a consistent basis.

     (h) Since December 31, 1999, there has been no Material Adverse Change.

     (i) All written information (other than projections with respect to the future financial performance of the Borrower and its Subsidiaries) heretofore or contemporaneously herewith furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender for purposes of or in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby is, and all written information (other than projections with respect to the future financial performance of the Borrower and its Subsidiaries) hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading. All projections with respect to the future financial performance of the Borrower and its Subsidiaries heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender have been, and all such projections hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender will be, prepared in good faith and represent or will represent the Borrower's realistic views as to such performance at the time such projections were prepared.

     (j) Except as set forth in Item 4.01(j) of the Disclosure Schedule, there is no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries (and, with respect to unasserted claims, to the knowledge of the Borrower) (including, but not limited to, any Environmental Action) pending or threatened before any court, Governmental Authority or arbitrator that (i) if adversely determined, would be reasonably likely to result in a Material Adverse Effect or (ii) would be reasonably likely to adversely affect the legality, validity or enforceability of this Agreement, the Notes, any other Loan Document, or the consummation of the transactions contemplated hereby or thereby.

     (k) (i) Neither the Borrower nor any of its Subsidiaries has taken any action (including any steps to terminate any Compensation Plan), nor made any omission (including any failure to make any required contribution to any Compensation Plan), with respect to any Compensation Plan, in either case which (a) would result in a liability to the Borrower or any Subsidiary in excess of U.S. $1,000,000 (or the equivalent in any other currency), (b) would give rise to a Lien over any of its properties, assets, or revenues, or (c) would be reasonably be likely to result in a Material Adverse Effect; and

          (ii) the Borrower and each of its Subsidiaries is in compliance in all material respects with the regulatory requirements of applicable law relating to pensions, employee retirement benefits and social security and has made all payments required to be made pursuant thereto. Except as set forth in Item 4.01(k) of the Disclosure Schedule, neither the Borrower nor any of its Subsidiaries sponsors, or is required to contribute to, any Compensation Plan, except such Compensation Plans that do not require funding and that may be terminated by the Borrower or the applicable Subsidiary, as the case may be, without its incurring any liability.

     (l) Except as set forth in Item 4.01(1) of the Disclosure Schedule, each of the Borrower and its Subsidiaries has filed all material tax returns and reports required to be filed, and have paid all material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (i) those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or (ii) where the failure to do so could not reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against the Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect.

     (m) (i) Except as set forth in Item 4.01(m) of the Disclosure Schedule, the operations and properties of the Borrower and each of its Subsidiaries comply in all material respects with all Environmental Laws, all materially necessary Environmental Permits have been obtained and are in effect for the operations and properties of the Borrower and its Subsidiaries, the Borrower and its Subsidiaries are in compliance in all material respects with all such Environmental Permits, except where the failure to comply with or obtain such Environmental Permits would not be reasonably likely to result in a Material Adverse Effect and no circumstances exist that could (A) form the basis of an Environmental Action against the Borrower or any of its Subsidiaries or any of their properties that would be reasonably likely to result in a Material Adverse Effect or (B) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law; and

          (ii) Hazardous Materials have not been generated, used, treated, handled, stored or disposed of on, or released or transported to or from, any property of the Borrower or any of its Subsidiaries, except in compliance with all Environmental Laws and Environmental Permits, and all other wastes generated at any such properties have been disposed of in compliance with all Environmental Laws and Environmental Permits and except where the failure to comply with Environmental Laws or obtain such Environmental Permits would not be reasonably likely to result in a Material Adverse Effect.

     (n) Neither the Borrower nor any of its Subsidiaries is a party to any Existing Debt Agreement, indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that materially inhibits the conduct of its business, as currently operated or as planned.

     (o) Neither the Borrower nor any of its Subsidiaries is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" required to be registered as such within the meaning of the United States Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the application of the proceeds of repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

     (p) Set forth in Item 4.01(p) of the Disclosure Schedule is a complete and accurate list of all material Existing Debt, as of October 30, 2000, showing as of such date the outstanding principal amount thereof. No other material Debt has been incurred since such date. Except as shown in Item 4.01(p) of the Disclosure Schedule, on the date of this Agreement, there is no Debt owing from the Borrower to any of its Subsidiaries. The Obligations of the Borrower under the Loan Documents to which it is a party rank at least pari passu with all other senior, unsecured Debt of the Borrower.

     (q) Neither the Borrower nor any of its property or assets has any immunity from jurisdiction of any court or from set-off or any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction of its incorporation.

     (r) The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. None of the proceeds of any Advance will be used for the purpose of, or be made available by the Borrower or any of its Subsidiaries in any manner to any other Person to enable or assist such Person in, purchasing or carrying Margin Stock.

     (s) The Borrower, individually and on a Consolidated basis with its Subsidiaries, is, and after giving effect to all Advances, will be, Solvent.

     (t) The proceeds of the advances made by the Exiting Lenders and the Advances made by the 1999 Lenders prior to the date hereof were used by the Borrower to refinance Debt under the U.S. $300,000,000 Credit Agreement dated as of March 15, 1999 among the Borrower, the lenders party thereto, the Administrative Agent, J.P. Morgan Securities Inc., as syndication agent, and BankBoston, N.A., as documentation agent, and to fund capital expenditures and for general corporate purposes. The Borrower will use the proceeds of the Advances made by the 2000 Lenders (i) on the Restatement Effective Date to repay in full the loans made by the Exiting Lenders under the Prior Agreement,
(ii) on the Restatement Effective Date to prepay U.S. $666,666.66 of the Advances made by Banco Bilbao Vizcaya Argentaria S.A. under the Prior Agreement, (iii) to refinance up to U.S. $30,000,000 of the Debt outstanding under the Coca-Cola Facility, and (iv) for general corporate purposes.

     (u) The Board of Directors of the Borrower adopted by resolution a dividend policy whereby an amount equal to between 15% and 25% of the Borrower's Consolidated net income from the previous year will be paid to shareholders each year, in quarterly distributions, as determined by the Board of Directors. Such dividend policy remains in effect as of the date of this Agreement. Pursuant to the Certificate of Designations in effect as of the date of this Agreement for the Series C Preferred Stock of the Borrower, any change in the Borrower's policy with respect to dividends or distributions to shareholders of the Borrower requires the approval of the holder of the two outstanding shares of Series C Preferred Stock. As of the date of this Agreement, the Borrower does not anticipate any change in its dividend policy or in the terms of the Certificate of Designations of the Series C Preferred Stock.

                                   ARTICLE V

                           COVENANTS OF THE BORROWER

          SECTION 5.01 Affirmative Covenants. So long as any Obligations under the Loan Documents shall remain unpaid, the Borrower shall, unless the Required Lenders shall otherwise consent in writing:

     (a) Compliance with Laws, Etc. Except when the failure to do so would not be reasonably likely to result in a Material Adverse Effect, comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders.

     (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent,
(i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property or assets and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained (if required by GAAP), unless and until any Lien resulting therefrom attaches to its property or assets and becomes enforceable against its other creditors.

     (c) Compliance with Environmental Laws. Except when the failure to do so would not be reasonably likely to result in a Material Adverse Effect, comply, and cause each of its Subsidiaries and all lessees and other Persons occupying its properties to comply, in all material respects, with all Environmental Laws and Environmental Permits applicable to its operations and properties; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any reasonable investigation, study, sampling and testing, and undertake any reasonable cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

     (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

     (e) Preservation of Corporate Existence, Etc. Except as permitted under
Section 5.02(b), preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises (including, without limitation, any franchise agreement of the Borrower or any Subsidiary with TCCC or any Affiliate thereof, which agreements shall be preserved and maintained in a manner consistent in all material respects with past practice); provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right or franchise, nor shall the Borrower be required to maintain the corporate existence of any Subsidiary if the preservation or maintenance thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and the failure to preserve any such right or franchise or maintain the corporate existence of such Subsidiary would not be reasonably likely to result in a Material Adverse Effect on the Borrower and its Subsidiaries taken as a whole.

     (f) Visitation Rights. At any time during regular business hours upon prior written notice to and approval of the Borrower (which approval shall not be unreasonably withheld or delayed) permit the Administrative Agent, or any Lender, or any agents or representatives thereof, to examine and make notes with respect to records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their executive officers or directors and with their independent certified public accountants.

     (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with GAAP.

     (h) Maintenance of Properties, Etc. Except where the failure to do so would not be reasonably likely to result in a Material Adverse Effect, maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties and assets that are material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

     (i) Transactions with Affiliates.

          (i) Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of its Subsidiaries (x) in the ordinary course of business in accordance with past practices or (y) on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

          (ii) Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates (other than their Subsidiaries) on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

          (iii) Prior to the Borrower becoming indebted to any Affiliate of the Borrower, cause such Affiliate to execute a subordination agreement in form and substance satisfactory to the Administrative Agent, subordinating such Debt to be owed to such Affiliate to all Obligations of the Borrower under the Loan Documents, and thereafter deliver to the Administrative Agent a copy thereof certified by a duly authorized officer or agent to be a true and correct copy of the original.

     (j) Compliance with Terms of Leaseholds. Except where the failure to do so would not be reasonably likely to result in a Material Adverse Effect, make all payments and otherwise perform in all material respects all obligations in respect of all material leases of real property and cause all of its Subsidiaries to do so, and, to the extent material to the business of the Borrower, keep such leases in full force and effect and not allow such leases to lapse or be terminated or rights to renew such leases to be forfeited or canceled.

     (k) Sales of Assets. Cause any assets that are, in the aggregate during the term of this Agreement, material to the Consolidated financial position of the Borrower, to be sold or otherwise transferred by the Borrower or any of its Subsidiaries to be so sold or transferred at a value that shall reasonably approximate their fair market value (it being understood that "material," for purposes of this clause (k) only, shall mean an amount equal to, for all assets during the term of this Agreement, 5.5% of Consolidated Tangible Net Assets (calculated as of the end-date of the last quarter for which Consolidated financial statements have been distributed)).

     SECTION 5.02 Negative Covenants. So long as any Obligation under the Loan Documents shall remain unpaid, the Borrower shall not, without the written consent of the Required Lenders:

     (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties and assets of any character (including, without limitation, accounts and capital stock) whether now owned or hereafter acquired or assign, or permit any of its Subsidiaries to assign, any accounts or other rights to receive revenues, excluding, however, from the operation of the foregoing restrictions:

          (i) Permitted Liens; and

          (ii) Liens securing Debt if, after giving pro forma effect to the incurrence of such Debt (and the receipt and application of the proceeds thereof) or the securing of outstanding Debt, the sum of (without duplication) all Debt of the Borrower and its Subsidiaries secured by Liens (other than Permitted Liens), at the time of determination would not exceed 10% of Consolidated Tangible Net Assets.

     (b) Mergers, Etc. Merge with or into or consolidate with or into any Person, or permit any of its Subsidiaries to do so, unless: (i) either (a) such merger or consolidation is between any of the Borrower's Subsidiaries and any of the Borrower's other Subsidiaries, (b) the Borrower shall be the continuing Person in the case of a merger or (c) the resulting or surviving Person if other than the Borrower (the "Successor Company") shall expressly assume, by a written agreement, executed and delivered to the Administrative Agent, in form satisfactory to the Administrative Agent, all the obligations of the Borrower under the Loan Documents; (ii) immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the Successor Company or any Subsidiary of the Borrower or the Successor Company as a result of such transaction as having been incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default would occur or be continuing and the Borrower shall have delivered to the Administrative Agent an officer's certificate to that effect; and (iii) except in the case of any merger or consolidation under subclause (i)(a) above: (A) the Borrower shall have delivered to the Administrative Agent an officer's certificate and an opinion of counsel, each stating that such consolidation or merger and such written agreement comply with the Loan Documents and, if such consolidation or merger results in a Successor Company, that such written agreement constitutes the legal, valid and binding obligation of the Successor Company, enforceable against such entity in accordance with its terms, subject to customary exceptions, and (B) at least two of Standard & Poor's, Moody's or DCR shall have notified the Administrative Agent in writing that the proposed merger or consolidation will not result in a withdrawal or reduction of its credit rating of the Borrower below the lower of the then existing rating thereof.

     (c) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature and conduct of the business of the Borrower and its Subsidiaries taken as a whole as carried on at the date of this Agreement.

     (d) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required by GAAP or requested by any Governmental Authority (and in each case the Borrower will promptly notify the Administrative Agent and the Lenders of any such change).

     (e) Constitutional Documents. Amend, modify or change in any manner any material term or condition of any constitutional document (including, without limitation, the Voting Trust Agreement, any other shareholders agreement or any similar agreement) of the Borrower or any Subsidiary or take any other action in connection with any constitutional document that would reasonably be likely to result in a Material Adverse Effect, except as permitted by Section 5.02(b).

     (f) Shareholders' Agreements. Enter into, or permit any of its Subsidiaries to enter into, any shareholders' agreement (or similar agreement or arrangement) with any holder of Voting Stock of the Borrower (other than with TCCC or any Subsidiary thereof or with Venbottling Holdings, Inc. or with the voting trustees under the Voting Trust Agreement).

          (g) Change in Control. Suffer, or allow its Subsidiaries to suffer, a Change in Control.

          (h) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any of its assets, including (without limitation) any shares of capital stock of Subsidiaries and any manufacturing plant or substantially all assets constituting the business of a division, branch or other unit operation, except

          (i) sales of inventory, scrap and by-products in the ordinary course of business;

          (ii) sales of equipment and vehicles in the ordinary course of business, provided that the proceeds thereof are promptly reinvested in comparable equipment or vehicles;

          (iii) sales of assets (including, but not limited to, shares of capital stock of Subsidiaries) of the Borrower or any of its Subsidiaries, provided that an amount equal to the Net Cash Proceeds thereof is applied in accordance with and to the extent required under
     Section 2.03(b) hereof, and provided further that at the time of such sale and after giving effect thereto no Event of Default shall have occurred and be continuing; and

          (iv) sales of assets to Affiliates permitted under Section 5.01(i).

     (i) Debt. Create, incur, assume or suffer to exist any Debt, or permit any of its Subsidiaries to create, incur, assume or suffer to exist any Debt other than:

          (i) in the case of the Borrower,

               (A)  Debt under the Loan Documents;

               (B) the Existing Debt identified in Item 4.01(p) of the Disclosure Schedule;

               (C) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business consistent in all material respects with past practices;

               (D) any Debt owed by the Borrower to any Subsidiary incurred in the ordinary course of business consistent in all material respects with past practices; provided that all such Debt owed by the Borrower to any Affiliate of the Borrower shall be subordinated to all Obligations of the Borrower under the Loan Documents pursuant to a subordination agreement in form and substance satisfactory to the Administrative Agent;

               (E)  any Debt not otherwise permitted hereunder, provided that
                    (I) an amount equal to the Net Issuance Proceeds from the issuance thereof is promptly applied to prepay the Advances, to the extent required under 2.03(b) hereof; and
                    (II) at the time such Debt is incurred and after giving effect thereto (and to the repayment required hereunder) no Event of Default shall have occurred and be continuing;

               (F) any replacement, extension or renewal of any Debt permitted by subclause (B), (D) or (E) above;

          (ii) in the case of any Subsidiary of the Borrower,

               (A) the Existing Debt identified in Item 4.01(p) of the Disclosure Schedule;

               (B) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business consistent in all material respects with past practices;

               (C) any Debt owed by any Subsidiary to any other Subsidiary or to the Borrower incurred in the ordinary course of business consistent in all material respects with past practices;

               (D) any Debt of any Subsidiary existing at the time such Subsidiary becomes a Subsidiary after the date hereof unless incurred in anticipation thereof;

               (E) any Debt of any Subsidiary not otherwise permitted hereunder; provided that (I) the aggregate principal amount of such Debt of all Subsidiaries taken as a whole, before and after giving effect to any such incurrence, shall not exceed at any time 45% of the total Consolidated Debt of the Borrower and its Subsidiaries, and (II) at the time such Debt is incurred and after giving effect thereto, no Event of Default shall have occurred and be continuing; and

               (F) any replacement, extension or renewal of any Debt permitted by subclause (A), (C) or (D) above.

          For purposes of determining compliance with the foregoing covenant,
     (i) in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, the Borrower, in its reasonable discretion, will classify such item of Debt and only be required to include the amount and type of such Debt in one of the above clauses and
     (ii) an item of Debt may be split between more than one of the applicable types of Debt described above.

     SECTION 5.03 Reporting Requirements. So long as any Obligation under the Loan Documents shall remain unpaid, the Borrower shall, unless the Required Lenders shall otherwise consent in writing, furnish to the Lenders:

     (a) Default Notice. As soon as possible and in any event within two days after the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

     (b) Quarterly Financials. As soon as available and in any event within 60 days after the end of each quarter of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Borrower as having been prepared (with respect to such Consolidated financial statements) in accordance with GAAP, together with a certificate of such officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

     (c) Annual Financials. As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the

Borrower and its Subsidiaries,including therein a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year, and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case (with respect to such Consolidated financial statements) accompanied by an opinion of Arthur Andersen & Co. or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (A) a certificate of such accounting firm to the Lenders stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, and (B) a certificate of the chief financial officer of the Borrower stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

     (d) Compensation Plans. As soon as possible and in any event within five days after the Borrower knows or has reason to know of any action (including any steps to terminate any Compensation Plan), or any omission (including any failure to make any required contribution to any Compensation Plan), with respect to any Compensation Plan, in either case the result of which (a) could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any Compensation Plan, (b) could give rise to a Lien over any of its properties, assets, or revenues, or (c) would be reasonably likely to result in a Material Adverse Effect, notice thereof and copies of all documentation relating thereto.

     (e) Material Adverse Change. As soon as possible and in any event within five days after the Borrower knows or has reason to know of any Material Adverse Change, or any event or circumstance which might result in a Material Adverse Change, notice thereof and copies of all documentation relating thereto.

     (f) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, by or against the Borrower or any of its Subsidiaries or Affiliates of the type described in Section 4.01(j).

     (g) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that the Borrower sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that the Borrower or any of its Subsidiaries files with any securities commission or similar Governmental Authority or with any national securities exchange.

     (h) Creditor Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of the securities of the Borrower or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 5.03.

     (i) Environmental Conditions. Promptly after the occurrence thereof, notice of any condition or occurrence on any property of the Borrower or any of its Subsidiaries that results in a material noncompliance by the Borrower or any of its Subsidiaries with any Environmental Law or Environmental Permit or could form the basis of an Environmental Action against the Borrower or any of its Subsidiaries that would be reasonably likely to result in a Material Adverse Effect.

     (j) Other Information. Such other information respecting the business, financial condition, operations, performance, properties, assets or prospects of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

     SECTION 5.04 Financial Condition. So long as any Obligation under the Loan Documents shall remain unpaid, the Borrower shall, unless the Required Lenders otherwise consent in writing:

     (a) Interest Coverage Ratio. Maintain an Interest Coverage Ratio (calculated as of the last day of each fiscal quarter or year, as reflected in the quarterly or annual financial statements for such fiscal quarter or year, for the twelve-month period ending on the relevant date of determination) of not less than 2.75 to 1.

     (b) Debt to EBITDA Ratio. Maintain a ratio of Consolidated Debt to Consolidated EBITDA (calculated as of the last day of each fiscal quarter or year hereinafter indicated, as reflected in the quarterly or annual financial statements for such fiscal quarter or year, for the twelve-month period ending on the relevant date of determination) of not more than (i) 3.25 to 1 through the fourth fiscal quarter of 2000 and (ii) 3.0 to 1 thereafter.

          (c) Minimum Net Worth. Maintain at all times a minimum Consolidated Net Worth of not less than (i) U.S. $1,000,000,000 during the 2000 calendar year, (ii) U.S. $1,050,000,000 during the 2001 calendar year, (iii) U.S. $1,150,000,000 during the 2002 calendar year, (iv) U.S. $1,250,000,000 during the 2003 calendar year, and (v) U.S. $1,450,000,000 during the 2004 calendar year.

                                  ARTICLE VI

                               EVENTS OF DEFAULT

     SECTION 6.01 Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

     (a) the Borrower shall fail to pay (i) any principal of any Advance, or any interest thereon, when due in accordance with the Loan Documents, or (ii) in the case of fees or other amounts due in accordance with the Loan Documents, within five (5) days of the due date thereof, or

     (b) any representation or warranty made by the Borrower (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

     (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in (i) Section 5.01(k), Section 5.02, 5.03(a) or (e),
Section 5.04 or (ii) Section 5.03(b)-(d) or (f)-(j) if such failure shall remain unremedied for five (5) days after the Borrower has knowledge thereof or written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

     (d) the Borrower shall fail to Perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for twenty days after the Borrower has knowledge thereof or written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

     (e) (x) the Borrower or any of its Subsidiaries shall fail to pay any principal of, premium or interest on any other amount payable in respect of any Debt that is outstanding in an aggregate principal or notional amount of at least U.S. $20,000,000 (or the equivalent in another currency) in the aggregate (but excluding Debt outstanding hereunder) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or (y) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt, if the effect of such event or condition is to accelerate the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or (z) any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof (other than, in the case of subclauses (y) and (z) above, any such Debt that has become due and payable as a result solely of any sale of assets by the Borrower or its Subsidiaries, provided that such Debt is paid when due from the proceeds of such sale); or

     (f) the Borrower or any Significant Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Significant Subsidiaries seeking to adjudicate it as a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in respect of an involuntary proceeding instituted against such Person, the same shall remain unstayed or undismissed for 60 days; or the Borrower or any Significant Subsidiary shall take any corporate action to authorize any of the actions set forth above in this clause; or

     (g) any judgment or order for the payment of money in excess of U.S. $20,000,000 (or the equivalent in another currency) which is not covered by insurance shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (h) any non-monetary judgment or order shall be rendered against the Borrower or any of its Subsidiaries that is reasonably likely to result in a Material Adverse Effect, and there shall be any period of thirty consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (i) the Borrower shall have taken any action (including any steps to terminate any Compensation Plan), or shall have made any omission (including any failure to make any required contribution to any Compensation Plan), with respect to any Compensation Plan, which in either case would (a) result in a liability to the Borrower in excess of U.S. $1,000,000 (or the equivalent in any other currency), or (b) be reasonably likely to result in a Material Adverse Effect; or

     (j) a Change in Control shall occur; or

     (k) any Governmental Authority shall condemn, seize, compulsorily purchase or expropriate all or a substantial part of the assets and properties of the Borrower or its Subsidiaries; or

     (l) by reason of any material interference by any Governmental Authority, or otherwise, the Loan Documents, in whole or in part, shall become invalid, or shall fail to be in full force and effect;

     then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make its respective Advance to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, (x) declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and (y) take all remedies as may be available under the Loan Documents or otherwise; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code or any similar order or adjudication under applicable law that would impose a moratorium on or stay of creditor efforts to collect debts to become effective, (x) the obligation of each Lender to make its respective Advance shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                  ARTICLE VII

                           THE ADMINISTRATIVE AGENT

     SECTION 7.01 Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

     SECTION 7.02 Duties and Reliance, Etc.

     (a) Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct, or shall have any fiduciary duty to any Lender. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in
Section 8.07; (ii) may consult with legal, counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; and (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; and (iv) shall not incur any liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     (b) The Administrative Agent (i) does not make any warranty or representation to any Lender and shall not be responsible to any Lender for the accuracy or completeness of the Confidential Information, warranties or representations made in or in connection with the Loan Documents and (ii) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto.

     (c) The Administrative Agent has no duties hereunder or under the other Loan Documents that are not specifically set forth herein or therein.

     SECTION 7.03 Administrative Agent and Affiliates. With respect to the Advances made by it and the Note issued to it, the Administrative Agent shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Administrative Agent in its individual capacity as Lender. The Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any of its Subsidiaries, all as if they were not the Administrative Agent, and without any duty to account therefor to the Lenders. Each Lender acknowledges that, pursuant to such activities, the Administrative Agent and its Affiliates may receive information regarding the Borrower and its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.

     SECTION 7.04 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 7.05 Indemnification. Each Lender agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower), ratably according to the principal amount of the Note then held by such Lender, from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that are actually incurred by or asserted or awarded against the Administrative Agent, in each case arising out of or in connection with or in any way relating to the Loan Documents or any action taken or omitted by the Administrative Agent under the Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for such Lender's ratable share of any costs and expenses payable by the Borrower under Section 8.04, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower.

     SECTION 7.06 Successors to Administrative Agent. The Administrative Agent may at any time assign the rights and obligations hereunder to any of its Affiliates, provided that the Administrative Agent, or a Person owning a majority of the capital stock of the Administrative Agent, owns a majority of the capital stock of such Affiliate, or such Affiliate owns a majority of the capital stock of the Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders after consultation with the Borrower shall have the right to appoint a successor Administrative Agent to the Administrative Agent. If no such successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after such retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then such retiring Administrative Agent may, on behalf of the Lenders after consultation with the Borrower, appoint a successor Administrative Agent to such Administrative Agent, which shall be an Eligible Assignee or commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least U.S. $250,000,000. Upon the acceptance of any appointment as the Administrative Agent hereunder by such a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of such retiring Administrative Agent, and such retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After the Administrative Agent's resignation or removal hereunder as such Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.

                                 ARTICLE VIII

                                 MISCELLANEOUS

     SECTION 8.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notes or any other Loan Documents, nor consent to any departure by the Borrower therefor, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) change the aggregate unpaid principal amount of the Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder or under any other Loan Document; (ii) amend this Section 8.01; (iii) reduce the principal of, or interest on (including, without limitation, the rate of interest), the Notes or any fees or other amounts payable hereunder; or (iv) postpone the Maturity Date or any date fixed for any payment of interest on the Notes or any fees or other amounts payable hereunder; and provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note. Notwithstanding anything herein to the contrary, the Borrower, the Lenders and the Administrative Agent hereby agree that an additional lender may accede to this Agreement and make an additional advance to the Borrower in the amount of up to U.S. $10,000,000, which advance shall, when made, be treated as an Advance hereunder for all purposes hereof, without the necessity of such further approval or consent of the Lenders. Such accession shall be made by a written instrument entered into among the Borrower, such additional lender and the Administrative Agent.

     SECTION 8.02 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, facsimile or telex communication) and faxed, telexed or delivered, if to the Borrower, at its address set forth below its signature on the signature pages hereto; if to any Lender, at its Lending Office specified opposite its name on Annex I or Annex II hereto or in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Administrative Agent, at its address set forth below its signature on the signature pages hereto; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when faxed or telexed, be effective when transmitted by facsimile or confirmed by telex answerback, respectively, except that notices and communications, to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent. All such notices and other communications, if not in English, shall be accompanied by an English translation.

     SECTION 8.03 No Waiver, Remedies. No failure on the part of any Lender or the, Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein and therein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 8.04 Costs, Expenses and Indemnification.

     (a) The Borrower agrees to pay on demand (whether or not the transactions contemplated by this Agreement are consummated) (i) all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, syndication, modification and amendment of the Loan Documents, including, without limitation, (A) all reasonable out-of-pocket due diligence, transportation, computer, printing, bank meeting, duplication, appraisal, audit, search, filing and recording fees and expenses and, with the prior approval of the Borrower, insurance and consultant fees, and (B) the reasonable fees and expenses of counsel with respect thereto, with respect to advising them as to their rights and responsibilities, or the perfection, protection or preservation of rights, or interests, under the Loan Documents, with respect to negotiations with the Borrower or with other creditors of the Borrower or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting, claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto and (ii) all costs and expenses of the Administrative Agent and the Lenders in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender with respect thereto).

     (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that are actually incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Borrower's use of the proceeds of any Advance, (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries or (iii) the Facility or Loan Documents or any Indemnified Person's role in connection therewith, in each case whether or not such investigation, litigation or proceeding is brought by the Borrower or any of its Subsidiaries, directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

     (c) If the Borrower fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel (including the allocated cost of in-house counsel) and indemnities, such amount may be paid on behalf of the Borrower by the Administrative Agent or any Lender, in its sole discretion, and such amount shall be reimbursed by the Borrower.

     SECTION 8.05 Right of Set-off. Upon the occurrence and during the continuance of any payment Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this
Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

     SECTION 8.06 Binding Effect. This Agreement shall become effective on the Restatement Effective Date provided each of the conditions set forth in
Section 3.01 shall have been satisfied on or prior to such date and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Lenders.

     SECTION 8.07 Assignments and Participations.

     (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Advance or Advances owing to it and the Note held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under this Agreement, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Advance or Advances of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than U.S. $3,000,000 or a higher integral multiple of U.S. $1,000,000, (iii) unless the assignment is to an existing Lender or an Affiliate of the assigning Lender, the Borrower shall have notified the assigning Lender within five Business Days of the Borrower's receipt of notice of such assignment of the Borrower's approval of such assignment (such approval not to be unreasonably withheld or delayed) and if the Borrower has not notified the assigning Lender of its approval or disapproval of such assignment by such date, the Borrower shall be deemed to have given its approval, (iv) any assignment at any date prior to the date 60 days after the Restatement Effective Date shall be made on the last day of an Interest Period, and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance (such acceptance not to be withheld if the conditions set forth above in this Section 8.07 are satisfied) and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of U.S. $3,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

     (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document, or any other instrument or document famished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or with respect to the performance or observance by the Borrower or any of its Subsidiaries of any of its obligations under this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement and each other Loan Document, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee or an Affiliate of the assignor; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees to be bound by the terms of this Agreement.

     (c) The Administrative Agent shall maintain at its address referred to in
Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the principal amount of the Advance or Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower (but only if the Borrower has approved the assignment in accordance with Section 8.07(a)), at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note a new Note payable to the order of such Eligible Assignee in an amount equal to the Advance assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a portion of its Advance hereunder, a new Note payable to the order of the assigning Lender in an amount equal to the Advance retained by it hereunder. Such new Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

     (e) Each Lender may sell participations in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Advance or Advances owing to it and the Note held by
it) to any Eligible Assignee; provided, however that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone the Maturity Date or any date fixed for any payment of interest on the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

     (f) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advance or Advances owing to it and the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

     SECTION 8.08 Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the internal laws of the State of New York.

     SECTION 8.09 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 8.10 Confidentiality. Neither the Administrative Agent nor any Lender shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to the Administrative Agent's or such Lender's officers, directors, employees, agents and advisors to the extent necessary and to actual or prospective Eligible Assignees and participants, and then only so long as such Person agrees to keep confidential such information, (b) as required by any, law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

     SECTION 8.11 Judgment.

     (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under the Notes or any other Loan Documents in U.S. Dollars into another currency (the "Other Currency"), the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase U.S. Dollars in New York City on the Business Day preceding that on which final judgment is given.

     (b) The obligation of the Borrower in respect of any sum due in U.S. Dollars from it to any Lender or the Administrative Agent hereunder or under the Note held by such Lender shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that, on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Lender or the Administrative Agent (as the case may be) may, in accordance with normal banking procedures, purchase U.S.

Dollars with such Other Currency; if the amount of the U.S. Dollars so purchased is less than the sum originally due to such Lender or the Administrative Agent (as the case may be) in U.S. Dollars, the Borrower agrees, as a separate obligation and notwithstanding such judgment, to indemnify such Lender or the Administrative Agent (as the case may be) against such loss, and if the amount of the U.S. Dollars so purchased exceeds the sum originally due to any Lender or the Administrative Agent (as the case may be) in U.S. Dollars, such Lender or the Administrative Agent (as the case may be) agrees to remit to the Borrower such excess.

     SECTION 8.12 Consent to Jurisdiction.

     (a) Each of the Persons parties hereto hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the borough of Manhattan in New York City and any appellate court from any thereof and to the courts of its own corporate domicile with respect to actions brought against it as a defendant in any action or proceeding arising out of or relating to this Agreement or any other Loan Document to which such Person is or is to become a party, and such Person hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or in such Federal court. Each of the Persons parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that such court is an inconvenient forum. The Borrower hereby irrevocably appoints CT Corporation System, Inc. (the "Process Agent"), with an office on the date hereof at 111 Eighth Avenue, New York, NY 10011, United States, as its agent to receive on behalf of the Borrower and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may tie made by delivering a copy of such process to the Borrower in care of the Process Agent at the Process Agent's above address, and the Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Borrower also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower at its address specified in Section 8.02. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (b) Nothing in this Section shall affect the right of any Lender or the Administrative Agent to serve legal process in any other manner permitted by law or affect the right of any Lender or the Administrative Agent to bring any action or proceeding against the Borrower or its property in the courts of other jurisdictions.

     (c) To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Loan Documents to which it is or becomes a party.

     (d) Any judicial proceeding by the Borrower against the Administrative Agent or any Lender involving, directly or indirectly, any matter in any way arising out of, related to, or connected to any Loan Document shall be brought only in court in New York, New York, to the extent that jurisdiction may be effected against the Administrative Agent or such Lender in New York, New York.

     SECTION 8.13 WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

     SECTION 8.14 Limitation on Liability. The Borrower hereby waives, releases and agrees not to sue the Administrative Agent or any Lender upon any claim for any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined by a judgment of a court that is binding on the Administrative Agent or such Lender, and is final and not subject to review on appeal, that such damages were the result of acts or omissions on the part of the Administrative Agent or such Lender constituting gross negligence or willful misconduct.

     SECTION 8.15 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistently applied, except as otherwise stated herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   PANAMERICAN BEVERAGES, INC.



                                   By:
                                      ---------------------------------
                                      Title:
                                      Name Printed:

                                      Torre Dresdner Bank
                                      7th Floor, Calle 50
                                      Panama City, Republic of Panama
                                      Attn: Chief Financial Officer
                                      Facsimile: (507) 223-8308
                                      Telephone: (507) 223-8723

                                   with a copy to:

                                      Panamco L.L.C.
                                      701 Waterford Way
                                      8th Floor
                                      Miami, FL  33126
                                      Attn: General Counsel
                                      Facsimile: (786) 388-8191
                                      Telephone: (305) 929-0800

                                   ING BARING (U.S.) CAPITAL LLC,
                                   as Administrative Agent

                                   By:
                                      ---------------------------------
                                      Title:
                                      Name Printed:

                                      55 East 52nd Street
                                      New York, New York  10055
                                      Attn:  Vicente Leon
                                      Facsimile:  (212) 409-5856
                                      Telephone:  (212) 409-1739

                                   with a copy to:

                                      Martha G. Martinez
                                      Facsimile: (212) 409-7805
                                      Telephone: (212) 409-1783

                                   MORGAN GUARANTY TRUST COMPANY OF
                                   NEW YORK,

                                   as Lender

                                   By:
                                      ---------------------------------

                                      Title:
                                      Name Printed:

                                      60 Wall Street
                                      New York, New York  10260-0060
                                      Attn: Ellen Gould, Vice President
                                      Facsimile: (212) 648-5459
                                      Telephone: (212) 648-2813

                                   with a copy to:

                                      William R. Lamb
                                      Facsimile: (302) 634-4267
                                      Telephone: (302) 634-1840

                                                 and

                                      Jennifer Thompson
                                      Facsimile: (302) 634-4611
                                      Telephone: (302) 634-4267

                                   FLEET NATIONAL BANK,
                                   as Lender

                                   By:
                                      ---------------------------------
                                      Title:
                                      Name Printed:

                                      100 Federal Street
                                      Boston, MA  02110
                                      Attn: Esteban Arrondo, Vice President
                                      Facsimile: (617) 434-0601
                                      Telephone: (617) 434-8976

                                   with a copy to:

                                      Andres Sanchez
                                      Facsimile: (781) 467-2094
                                      Telephone: (781) 467-2087

                                   BANCO BILBAO VIZCAYA ARGENTARIA S.A.,
                                   as Lender

                                   By:
                                      ---------------------------------
                                      Title:
                                      Name Printed:



                                   By:
                                      ---------------------------------
                                       Title:
                                      Name Printed:

                                      1345 Avenue of the Americas
                                      45th Floor
                                      New York, New York  10105
                                      Attn: Felipe Macia
                                      Facsimile: (212) 258-2216
                                      Telephone: (212) 728-2392

                                   with a copy to:

                                      Francisco Miguens
                                      Facsimile: (212) 333-2904
                                      Telephone: (212) 728-1668

                                   ING BANK N.V.,
                                   acting through its Curacao Branch, as Lender


                                   By:
                                      ---------------------------------
                                      Title:
                                      Name Printed:



                                   By:
                                      ---------------------------------

                                      Title:
                                      Name Printed:

                                      Bosques de Alisos 45B 4to. Piso,
                                      Bosques de las Lomas
                                      05120, Mexico D.F.
                                      Attn: Javier Bernus/Xavier de Uriarte
                                      Facsimile: (525) 259-3218
                                      Telephone: (525) 258-2127/2132

                                   with a copy to:

                                      Martha G. Martinez
                                      Facsimile:  (212) 409-7805
                                      Telephone: (212) 409-1783

                                                  and

                                      Monica Saynez/Eva Penuelas
                                      Facsimile: (525) 259-3218
                                      Telephone: (525) 258-2197/2159

                                   COMERICA BANK,
                                   as Lender

                                   By:

                                      ---------------------------------
                                      Title:
                                      Name Printed:

                                      Comerica Bank Tower
                                      500 Woodward Avenue
                                      International Dept. 23rd Floor
                                      Detroit, MI  48226-3330
                                      Attn:  Robert J. Hurley
                                      Facsimile:  (313) 222-7421
                                      Telephone:  (313) 222-8632

                                   with a copy to:

                                      Glen R. Struthers
                                      Facsimile: (313) 222-7421
                                      Telephone: (313) 222-2968

                                   GENERAL ELECTRIC CAPITAL CORPORATION,
                                   as Lender

                                   By:
                                      ---------------------------------
                                      Title:
                                      Name Printed:

                                      Prolongacion Reforma 490
                                      3rd Floor
                                      Santa Fe
                                      01217 Mexico D.F.
                                      Attn: Alejandro Rodriguez/Arturo Romero
                                      Facsimile: (525) 257-6027
                                      Telephone: (525) 257-6016

                                   with a copy to:

                                      Sarah Mitchell
                                      Facsimile: (203) 316-7895
                                      Telephone: (203) 316-7502

                                   WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                   NEW YORK BRANCH, as Lender


                                   By:
                                      ---------------------------------
                                      Title:
                                      Name Printed:



                                   By:
                                      ---------------------------------
                                      Title:
                                      Name Printed:

                                      1211 Avenue of the Americas
                                      New York, New York  10036
                                      Attn: Anne Lavandon
                                      Facsimile: (212) 852-6148
                                      Telephone: (212) 597-8389


                                   with a copy to:

                                      Daniel Hitchcock
                                      Facsimile: (212) 852-6148
                                      Telephone: (212) 852-5983

                                                 and

                                      Daniel Lee
                                      Facsimile: (212) 852-5955
                                      Telephone: (212) 852-6174

                                   LANDESBANK SCHLESWIG-HOLSTEIN GIROZENTRALE, as Lender

                                   By:
                                      ---------------------------------
                                      Title:
                                      Name Printed:

                                      Martensdamm 6
                                      24103 Kiel
                                      Germany
                                      Attn: Nikolai Ulrich
                                      Facsimile: (49-431) 900-2751
                                      Telephone: (49-431) 900-2166

                                   CITIBANK MEXICO S.A.,
                                   as Lender

                                   By:

                                      ---------------------------------
                                      Title:
                                      Name Printed:

                                      Reforma 390
                                    Piso 7

                                      Col. Juarez
                                      06695 Mexico, D.F.
                                      Attn: Joronne Jeter
                                      Facsimile:  (525) 533-6125
                                      Telephone:  (525) 231-7571

                                   with a copy to:

                                      Emilia Ponce
                                      Facsimile: (525) 533-6125
                                      Telephone: (525) 229-7343

                                   COOPERATIEVE CENTRALE RAIFFEISEN
                                   BOERENLEENBANK B.A., "Rabobank Nederland",
                                   NEW YORK BRANCH, as Lender


                                   By:
                                      ---------------------------------
                                      Title:
                                      Name Printed:



                                   By:
                                      ---------------------------------
                                      Title:
                                      Name Printed:

                                      245 Park Avenue
                                      New York, NY  10167
                                      Attn:  Dennis Britt
                                      Facsimile: (525) 261-0060/61
                                      Telephone: (525) 261-2224

                                   WACHOVIA BANK, N.A., as Lender


                                   By:
                                      ---------------------------------
                                      Title:
                                      Name Printed:

                                      191 Peachtree Street NE, 22nd Floor
                                      Mailcode GA-818
                                      Atlanta, GA  30303
                                      Attn: Jason Coughlin, VP-Latin American
                                      Group
                                      Facsimile: (404) 332-5905
                                      Telephone: (404) 332-5630

                                   with a copy to:

                                      Rumi Watay
                                      Facsimile: (404) 332-5905
                                      Telephone: (404) 332-4107

                                   THE DAI-ICHI KANGYO BANK, LIMITED, as Lender


                                   By:
                                      ---------------------------------
                                      Title:
                                      Name Printed:

                                      One World Trade Center, Suite 4911
                                      New York, New York  10048
                                      Attn: Jovan Petrovic
                                      Facsimile: (212) 466-3348
                                      Telephone: (212) 432-6614

                                   SUNTRUST BANK, as Lender


                                   By:
                                      ---------------------------------
                                      Title:
                                      Name Printed:

                                      303 Peachtree Street, 2nd Floor
                                      Atlanta, GA  30308
                                      Attn: Donald M. Lynch, Director
                                      Facsimile: (404) 588-7189
                                      Telephone: (404) 827-6793

                                   with a copy to:

                                      Ian Mackay
                                      Facsimile: (404) 588-7189
                                      Telephone: (404) 827-6154

                                    ANNEX I

                 TO THE AMENDED AND RESTATED CREDIT AGREEMENT

               Lending Offices and Advances of the 1999 Lenders

    Name of Bank                  Advances                  Lending Office            Designated Affiliate     Designated Branch
    ------------                  --------                  --------------            --------------------     -----------------
ING Bank N.V., acting         U.S. $18,333,333.33       Zeelandia Office Park               [None]
through its Curacao Branch                              Koya WFG Mensing 14
                                                        P.O. Box 3895
                                                        Curacao, Netherlands Antilles

Fleet National Bank           U.S. $18,333,333.33       100 Federal Street                  [None]
(successor in interest                                  Boston, MA  02110
to BankBoston, N.A.)

Banco Bilbao Vizcaya          U.S. $25,666,666.66       1345 Avenue of the Americas         [None]
Argentaria S.A.               (figure includes          45th Floor
                              Advances made by          New York, N.Y.  10105
                              Argentaria Caja Postal
                              y Banco Hipotecario S.A.,
                              New York Branch under the
                              Prior Agreement)

Citibank Mexico S.A.          U.S. $7,333,333.33        Reforma 390                        [None]
                                                        Col. Juarez
                                                        06695 Mexico D.F.

Comerica Bank                 U.S. $11,000,000.00       Comerica Bank Tower               [None]
                                                        500 Woodward Avenue
                                                        International Dept. 23rd Floor
                                                        Detroit, MI  48266-3330

    Name of Bank                  Advances              Lending Office                Designated Affiliate     Designated Branch
    ------------                  --------              --------------                --------------------     -----------------
General Electric Capital      U.S. $18,333,333.33       201 High Ridge Road               [None]
Corp.                                                   Stamford, CT  06927-5100

Westdeutsche Landesbank       U.S. $18,333,333.33       1211 Avenue of the Americas       [None]
Gironzentrale, New York                                 New York, N.Y.  10036
Branch

Landesbank                    U.S. $3,666,666.67        Martensdamm 6                     [None]
Schleswig-Holstein                                      24103 Kiel
Girozentrale                                            Germany

Cooperative Centrale          U.S. $18,333,333.33       245 Park Avenue                   [None]
Raiffeisen Boerenleenbank                               New York,  N.Y. 10167
B.A., "Rabobank Nederland",
New York Branch

Total:                        U.S. $139,333,333.31                                                             [All Branches]

                                   ANNEX II

                 TO THE AMENDED AND RESTATED CREDIT AGREEMENT

               Lending Offices and Advances of the 2000 Lenders

    Name of Bank                   Advances                Lending Office             Designated Affiliate     Designated Branch
    ------------                   --------                --------------             --------------------     -----------------
ING Bank N.V., acting         U.S. $6,666,666.67        Zeelandia Office Park             [None]
 through its Curacao Branch                             Koya WFG Mensing 14
                                                        P.O. Box 3895
                                                        Curacao, Netherlands Antilles

Fleet National Bank           U.S. $6,666,666.67        100 Federal Street                [None]
                                                        Boston, MA  02110

Citibank Mexico S.A.          U.S. $17,666,666.67       Reforma 390                       [None]
                                                        Col. Juarez
                                                        06695 Mexico D.F.

Comerica Bank                 U.S. $4,000,000.00        Comerica Bank Tower               [None]
                                                        500 Woodward Avenue
                                                        International Dept.
                                                        23rd Floor
                                                        Detroit, MI  48266-3330

General Electric Capital      U.S. $6,666,666.67        201 High Ridge Road               [None]
 Corp.                                                  Stamford, CT  06927-5100

Westdeutsche Landesbank       U.S. $6,666,666.67        1211 Avenue of the Americas       [None]
 Girozentrale, New York Branch                          New York, N.Y.  10036


   Name of Bank                   Advances                Lending Office              Designated Affiliate     Designated Branch
   ------------                   --------                --------------              --------------------     -----------------
Landesbank Schleswig-         U.S. $6,333,333.33        Martensdamm 6                     [None]
Holstein Girozentrale                                   24103 Kiel
                                                        Germany

Cooperatieve Centrale         U.S. $6,666,666.67        245 Park Avenue                   [None]
 Raiffeisen Boerenleenbank                              New York,  N.Y. 10167
 B.A., "Rabobank Nederland",
 New York Branch

Morgan Guaranty Trust         U.S. $25,000,000.00       60 Wall Street                    [None]
 Company of New York                                    New York, New York
                                                        10260-0060

Wachovia Bank, N.A.           U.S. $20,000,000.00       191 Peachtree Street,             [None]
                                                        22nd Floor
                                                        Mailcode GA-818
                                                        Atlanta, GA 30303

The Dai-Ichi Kangyo Bank,     U.S. $10,000,000.00       One World Trade Center,           [None]
 Limited                                                Suite 4911
                                                        New York, New York  10048

SunTrust Bank                 U.S. $10,000,000.00       303 Peachtree Street, 2nd Fl.
                                                        Atlanta, GA  30308

     Total:                   U.S. $126,333,333.35                                                             [All Branches]


                                   ANNEX III

                 TO THE AMENDED AND RESTATED CREDIT AGREEMENT

                             Disclosure Schedules
                             --------------------

                                                          Item 4.01(b)
                                                          ------------

                                          Borrower and Subsidiaries Corporate Structure


                                                 CORPORATE STRUCTURE

                                                PANAMCO COLOMBIA, S.A.


                  PANAMERICAN BEVERAGES INC.                               INTER-AMERICAN FINANCIAL CORP.


                                                  PANAMCO-INDEGA S.A.
                                                  -------------------

                                        TOTAL SHARES                  4,801,395
                                        PANAM SHARES                  4,669,282
                                         PANAM EQUITY                     97,2%
                                        CAPITAL REGISTERED       $3,600.000.000
                                        CAPITAL PAID             $2.880.837.000
                                        PAR VALUE                          $600
                                             PLANTS:
                                             -------

           Bogota (N & S), Duitama, Medellin, Cali, Villavicencio,
                Ibague, Pereira, Manantial, Friomix, Plastics

EMBOTELLADORAS DE SANTANDER S.A.   EMBOTELLADORA ROMAN S.A..          EMBOTELLADORA DEL HUILA S.A..     FRIOMIX DEL CAUCA S.A.
---------------------------------- ---------------------------------  --------------------------------  --------------------------
TOTAL SHARES            1,454.542  TOTAL SHARES              212.171  TOTAL SHARES             100.000  TOTAL SHARES         $72.190
INDEGA GROUP            1,454.542  INDEGA GROUP              212.171  INDEGA GROUP              65.000  INDEGA GROUP         $72.190
INDEGA EQUITY             100,00%  INDEGA EQUITY             100,00%  INDEGA EQUITY       $100.000.000  INDEGA EQUITY        100,00%
CAPITAL                            CAPITAL                            CAPITAL                           CAPITAL
 REGISTERED        $1.200.000.000   REGISTERED        $1.200.001.550   REGISTERED         $100.000.000   REGISTERED  $50.000.000.000
CAPITAL PAID         $930.906.880  CAPITAL PAID         $968.560.615  CAPITAL PAID              $1.000  CAPITAL PAID $37.219.000.000
PAR VALUE                    $640  PAR VALUE                  $4.565  PAR VALUE                         PAR VALUE           $100.000

          PLANTS:                            PLANTS:                            PLANTS:
          -------                            -------                            -------
Cucuta, Bacaramanga and            C/gena, B/qullla, Monteria, Sta              Neiva
Barrancabermeja                    Marta and V/dupar



                                   TAPON CORONA DE COLOMBIA S.A.             COMPTEC S.A.
                                   ----------------------------              ------------

                                   TOTAL SHARES           1.369.900   TOTAL SHARES          400.000
                                   INDEGA GROUP             547.960   INDEGA GROUP           80.000
                                   INDEGA EQUITY             40,00%   INDEGA EQUITY          20,00%
                                   CAPITAL                            CAPITAL
                                    REGISTERED       $1.650.000.000    REGISTERED    $4.000.000.000
                                   CAPITAL PAID      $1.506.890.000   CAPITAL PAID   $4.000.000.000
                                   PAR VALUE                 $1.100   PAR VALUE             $10.000


                    SPAL GROUP - ORGANIZATIONAL CHART AS OF
                                 OUTUBRO 2.000


INTERAMERICAN                                                    PANAMERICAN
FINANCIAL                                                        BEVERAGES
CORPORATION                                                      INC.

     100,0000%                                    99,0612%

JURUBATUBA S/A            0,9388%                 DIXER DISTRIB.
454.330.997                                       BEBIDAS S/A
SHARES                                            229.231.820
                                                  SHARES
     22,6345%

REFRESCOS DO
BRAZIL S/A                                        76,2294%
585.346.077
SHARES

     62,5831%

SPAL IND BRAS.
DE BEBIDAS S/A                                    37,4169%
1.214.401.934
SHARES

          SABARA COM
99,9902%  ADM LTDA                                0,0098%
          508.169
          SHARES

          DISTRIB CAPUAVA
99,9886%  DE BEBIDAS LTDA                         0,0114%
          437.244
          SHARES

          DISTRIB BEBIDAS
99,9889%  NO LAR LTDA                             0,0111%
          450.921
          SHARES

          SUPRIPACK IND.COM.
0,0100%   DE EMBALAGENS LTDA.                     99.9900%
          10.000 SHARES

          REFRIGERATES DO
          OESTE LTDA.                             100.0000%
          36.775.540 SHARES

          KSP                                     2,3151%
3,6423%   PARTICIPACOES
          S/A
          133.220.724 SHARES   31,3529%           32,7811%       AMERICAN
                                                                 PARTICIPACOES
                                        CERVEJARIA               LTDA.
                                        KAISER S/A

                    Panamco Costa Rica Corporate Structure




                                 Panamerican
                               Beverages, Inc.



                                               100%



                                Embotelladora
                                   Panamco
                                   Tica, SA

                        PANAMCO GUATEMALA CORPORATION
                                  STRUCTURE


INTERAMERICAN                                     PANAMERICAN BEVERAGES
FINANCIAL CORPORATION                                     INC.


     99.5%                                                       0.5%


                                EMBOTELLADORA
                                CENTRAL, S.A.


                                             60%


                                  BODEGAS DE
                   40%          DISTRIBUCION, SA

                     CORPORATE STRUCTURE OF PANAMCO MEXICO

                          PANAMERICAN BEVERAGE, INC.

                                Panamco Mexico
                            Panamerican Beverages
                                    98.14%

Administracion           Panamco Bajio                 Cia. Inmobiliaria de     Panamco Golfo
Panamco Mexico           Panamco Mexico                Celaya                   Panamco Mexico y Subs.
99.83%                   97.20                         98.03%                   100.00%

Proyectos y Const.       Cia. Inmobiliaria de Leon     Cia Inmobiliaria de      Cia. Inmobiliaria de
Azteca                   Panamco Mexico                Morelia                  Puebla
Panamco Mexico y Subs.   97.95%                        Panamco Mexico           Panamco Mexico y Subs.
100.00%                                                87.11%                   100.00%

Arrendadora Azteca       Cia. Inmobiliaria de          Cia. Inmobiliaria de     Cia. Inmobiliaria de
Panamco Mexico           Iraquato                      Zamora                   Apizaco
99,97%                   Panamco Mexico                Panamco Mexico           Panamco Mexico y Subs.
                         98.18%                        87.02%                   100.00%

Arrendadora del Bajio    Inm Urbanos de                Cia. Inmobiliaria de     Cia. Inmobialiaria de
Panamco Mexico y Subs.   Apatzingan                    Apatzingan               Coatepec
100.00%                  Panamco Mexico y Subs.        Panamco Mexico           Panamco Mexico y Subs.
                         100.00%                       85.82%                   100.00%

Industria Metalica de    Impulsora Azteca              Impulsora de Michoacan   Inmobiliaria impulsa
Leon                     Panamco Mexico y Subs.        Panamco Bajio            Panamco Mexico y Subs.
Panamco Mexico           100.00%                       100.00%                  99.98%
60.17%

Plastehsa                OPERATING ENTITIES            REAL ESTATE              OPERATING ENTITIES
Panamco Mexico y Subs.   OF THE BAJIO REGION           COMPANIES                OF THE GOLFO REGION
100.00%

Maseri de Leon
Panamco Mexico y Subs.
90.00%

Pan-Air
Panamco Mexico y Subs.
100.00%

                     PANAMCO NICARAGUA CORPORATE STRUCTURE



                                  Panamerican
                                Beverages, Inc.


                                               100%


                                    Panamco
                                Centroamericana
                                       SA


                                               100%


                                   Panamco de
                                 Nicaragua, SA

[Graphic Omitted]
PANAMCO


                          PANAMERICAN BEVERAGES, INC.
                          ---------------------------

                       NON-OPERATING CORPORATE STRUCTURE
                       ---------------------------------


                          PANAMERICAN BEVERAGES, INC.
                               (HOLDING COMPANY)


       INTERAMERICAN        PANAMCO         ALLIANCE         PANAMCO
      FINANCIAL CORP.    INSURANCE CO.    INTERNATIONAL       L.L.C.
         (PANAMA)          (BERMUDA)          CORP.         (DELAWARE)
      HOLDING COMPANY  CAPTIVE INSURANCE    (PANAMA)


         PAN AIR
      HOLDING, INC.
         (PANAMA)


    PANAMCO AIRCRAFT
         L.L.C.
       (DELAWARE)





All companies are 100% owned

[Graphic Omitted]              PANAMCO DE VENEZUELA           [Graphic Omitted]
PANAMCO                        CORPORATE STRUCTURE               Coca-Cola
VENEZUELA                  All Companies are 100% owned


                 Embotelladora Cola-Cola y Hit de Venezuela, SA


Wape                                                        Coca-Cola
Investments,                                                Refrescos
Inc.                                                        Holding, C.A.



                         Comercial      Panamco de
                         Vendosa        Venezuela,
                         SA             S.A.



Valores                                                     Coca-Cola
Nirgua                                                      Refrescos
S.A.                                                        C.A.



                                        Distribuidora
                                        CCC, S.A.




   Panamanian Corporations

Panamerican Beverages, Inc., owns 100% of Embotelladora Coca-Cola y Hit de Venezuela, S.A.

                                 Item 4.01(c)
                                 ------------

                                   Conflicts

                                     None

                                 Item 4.01(j)
                                 ------------

                                  Litigation

None, except as described in the Borrower's public filings with the Securities & Exchange Commission and in the notes to the Borrower's 1999 consolidated financial statements.

                                 Item 4.01(k)
                                 ------------

                               Compensation Plan

Neither the Borrower nor any of its Subsidiaries sponsors, is required to contribute to any Compensation Plans, except those described in the notes to the Consolidated Financial Statements, dated as of December 31, 1999.

                                 Item 4.01(l)
                                 ------------

                                  Tax Returns

None, except as described in the Borrower's filings with the Securities & Exchange Commission and in the notes to the Borrower's 1999 Consolidated financial statements.

                                 Item 4.01(m)
                                 ------------

                              Environmental Laws

None, except that the Borrower's Subsidiaries plan to spend approximately US$4.2 million in 2001 on plant upgrades to meet environmental objectives, including formal compliance with federal and local regulations in certain of the countries in which they operate. In particular, to continue the process of bringing itself into compliance, as permitted by applicable environmental laws in the countries in which they operate.

                                 Item 4.01(p)
                                 ------------

                 Material Existing Debt as of October 30, 2000
                 ---------------------------------------------

(1)      Material Existing Debt of the Borrower

Creditor                              Amount US$ (000)         Maturity Date
--------                              ----------------         ------------
Public Senior Notes                       150,000                03/01/03
Public Senior Notes                       300,000                07/08/09
Coca-Cola Financial Corporation           160,000                12/31/01
ING Baring (U.S.) Capital LLC             220,000                03/31/02
Total:                                    830,000


(2)      Material Existing Debt of the Mexican Subsidiaries

Creditor                              Amount US$ (000)          Maturity Date
--------                              ----------------          -------------
Bancomer                                      104                 02/27/01
Bancomer                                       43                 03/22/01
Bancomer                                      295                 06/11/01
BankBoston                                   4,986                09/01/05
Public Notes (UDI Denominated)             114,595                11/13/06
Total:                                     120,023



(3)      Material Exiting Debt of the Brazilian subsidiaries

Creditor                              Amount US$ (000)          Maturity Date
--------                              ----------------          -------------
Coca Cola                                    6,913                03/2002
Coca Cola                                    1,216                07/2003
Coca Cola                                    7,347                11/2003
Coca Cola                                      346                03/2004

Coca Cola                                    2,912                03/2004
Banco Pontual                                1,649                10/2001
Banco BMC                                    1,211                10/2001
Banco United                                   454                10/2001
Unibanco                                     3,939                10/2001
Banco Itau                                     921                03/2001
Banco Itau                                     818                07/2002
Banco Itau                                     340                07/2002
Banco Itau                                   1,031                03/2003
Banco Sudameris                              1,569                01/2003
BankBoston                                  10,879                04/2001
BankBoston                                  21,203                08/2001
Total:                                      62,748



(4)      Material Existing Debt of the Colombian Subsidiaries

Creditor                              Amount US$(000)           Maturity Date
--------                              ---------------           -------------
Citibank                                    4,633                 11/16/00
Banco Colombia                                309                 08/12/02
Banco Colombia                                386                 11/16/02
Banco Colombia                                386                 11/24/02
Public Notes (Peso denominated)            14,247                 09/08/05
Public Notes (Peso denominated)            15,868                 09/08/07
Lehman Brothers                            24,000                 11/01/2004
Total:                                     59,829

(5)      Material Existing Debt of the Venezuelan Subsidiary

Creditor                              Amount US$(000)           Maturity Date
--------                              ---------------           -------------
BankBoston                                 25,000                  3/29/01
BankBoston                                 15,000                  6/29/01
Citibank                                  100,000                  7/28/03
Citibank                                   20,000                  7/28/03
BBVA                                       23,000                  7/20/04
Total:                                    183,000



(6)      Material Existing Debt of the Costa Rican Subsidiary

Creditor                              Amount US$(000)           Maturity Date
--------                              ---------------           -------------
Bancrecen                                   1,736                 02/10/05
Total:                                      1,736



(7)      Material Existing Debt of the Nicaraguan Subsidiary

Creditor                              Amount US$(000)           Maturity Date
--------                              ---------------           -------------
Bank of America                             6,500                 02/15/01
Coca Cola                                     629                 09/20/01
Total:                                      7,129

(8)      Material Existing Debt of the Guatemalan Subsidiary

Creditor                              Amount US$(000)           Maturity Date
--------                              ---------------           -------------
Banco Granai & Towson                         105                   12/2000
Banco Granai & Towson                       3,046                   10/2005
Banco Industrial                            1,955                  12/20/00
Total:                                      5,106

                                 Item 5.02(a)
                                 ------------

                                Existing Liens

          As of October 30, 2000, the Existing Liens of the borrower and its Subsidiaries are the following:

Panamerican Beverages, Inc.:  None

Spal Industria Brasileira de Bebidas S.A. (Brazilian Operation):

Bank                                Lien                   Amount US$(000)
----                                ----                   ---------------
Credibanco                        Mortgage                       12,311
Pontual                           Mortgage                        6,709
BMC                               Mortgage                        4,923
Unibanco                          Mortgage                        3,693
Frances Brasileiro                Mortgage                        6,300
Sudameris                         Mortgage                        3,777
Coca-Cola Financial Corporation   Pledge on Trucks and Coolers   12,440
Coca-Cola Financial Corporation   Pledge of Coolers              13,245
Coca-Cola Industria Ltda.         Pledge on Machinery             1,892

Total:    US$65,290,000



Panamco Mexico (Mexican Operation):

Bank                                   Lien                Amount US$(000)
----                                   ----                ---------------
Bancomer                          Pledge on Machinery              104
Bancomer                          Pledge on Machinery               43
Bancomer                          Pledge on Machinery              295

Total:   US$442,033


Panamco Indega (Colombian Operation):  None.

Panamco Tica (Costa Rican Operation):

Bank                                   Lien                Amount US$(000)
----                                   ----                ---------------
Bancrecen                         Pledge on Machinery            1,736

Total:    US$1,736,000



Panamco Venezuela (Venezuelan Operation):  None.



Panamco Nicaragua (Nicaraguan Operation):

Bank                                   Lien                 Amount US$(000)
----                                   ----                 ---------------
Coca Cola Financial Corporation   Pledge on Coolers                629

Total:    US$629,100



Embotelladora Central (Guatemalan Operations):

Bank                                   Lien                Amount US$(000)
----                                   ----                ---------------
Banco Industrial                  Pledge on Machinery              190

Total:   US$189,700

                                                                     EXHIBIT A

                                     NOTE

         U.S. $                                      Dated:  November   , 2000
               ------------

     FOR VALUE RECEIVED, the undersigned, Panamerican Beverages, Inc., a Panamanian corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order
of                                    (the "Lender"), on the Maturity Date (as
the term is defined in the Amended and Restated Credit Agreement hereinafter
referred to) the principal sum of                                 UNITED
STATES DOLLARS ($         ) or, if less, the aggregate unpaid principal amount
of all Advances (as defined in the Amended and Restated Credit Agreement) shown on the schedule attached hereto (and any continuation thereof) made by the Lender to the Borrower pursuant to the Amended and Restated Credit Agreement referred to below.

     The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Amended and Restated Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America to ING Baring (U.S.) Capital LLC, as Administrative Agent, in same day funds. Each Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Note.

     This promissory note is one of the Notes referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of November 21, 2000 (the "Amended and Restated Credit Agreement") among the Borrower, the Lender, certain other Lenders parties thereto, and ING Baring (U.S.) Capital LLC, as Administrative Agent. The Amended and Restated Credit Agreement, among other things, (i) provides for the making of advances (individually, an "Advance" and collectively, the "Advances") by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                                                     EXHIBIT A
                                                                        Page 2




                                      PANAMERICAN BEVERAGES, INC.



                                      By:
                                          --------------------------------
                                          Title:
                                                --------------------------
                                          Name: --------------------------

                                                                     Exhibit A
                                                                        Page 3

                                   SCHEDULE

                      ADVANCES AND PAYMENTS OF PRINCIPAL

-------------------------------------------------------------------------------------------------------------------------------
                                                                     Amount of

                                                                   Principal Paid       Unpaid Principal       Notation Made
     Date              Borrower           Amount of Advance       Paid or Prepaid           Balance                By
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------
---------------- --------------------- ---------------------- --------------------- --------------------- ---------------------

                                                                     Exhibit B
                                                                        Page 5

                       FORM OF ASSIGNMENT AND ACCEPTANCE

     Reference is made to the Amended and Restated Credit Agreement dated as of November 21, 2000 (the "Amended and Restated Credit Agreement") among Panamerican Beverages, Inc., a Panamanian corporation, as Borrower, the Lenders, and ING Baring (U.S.) Capital LLC, as Administrative Agent. Terms defined in the Amended and Restated Credit Agreement are used herein with the same meaning, unless otherwise defined herein.

     The "Assignor" and the "Assignee" referred to on Annex 1 agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Amended and Restated Credit Agreement as of the date hereof equal to the percentage interest specified on Annex 1 of all outstanding rights and obligations under the Amended and Restated Credit Agreement. After giving effect to such sale and assignment, the Assignee's and the Assignor's Commitments will be as set forth on Annex 1.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or their performance or observance of any of their obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by the Assignor and requests that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitments retained by the Assignor under the Amended and Restated Credit Agreement, respectively, as specified on Annex 1.

     3. The Assignee (i) confirms that it has received a copy of the Amended and Restated Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended and Restated Credit Agreement; (iii) confirms that it is an Eligible Assignee or an Affiliate of the Assignor; (iv) appoints and authorizes the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers and discretion under the Amended and Restated Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (v) agrees that it will be bound by the terms of the Amended and Restated Credit Agreement and that it will perform in accordance with such terms all of the obligations that by such terms are required to be performed by it as a Lender.

     4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Annex 1.

     5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Amended and Restated Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Amended and Restated Credit Agreement.

     6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Amended and Restated Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Amended and Restated Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the internal laws of the State of New York.

     8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Annex 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused Annex 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                                                     Exhibit B
                                                                        Page 3

                                    ANNEX 1

                                      to

                           ASSIGNMENT AND ACCEPTANCE

       Percentage interest assigned:
                                             -----------------------

       Assignee's Commitment (after giving

       effect to assignment):                $
                                              ----------------------

       Assignor's Commitment (after

       giving effect to assignment):         $
                                              ----------------------

       Aggregate outstanding principal

       amount of Advances assigned:          $
                                              ----------------------


       Principal  amount of Note payable to
       Assignee(after  giving effect to
       assignment):                          $
                                              ----------------------

       Principal  amount of Note  payable
       to  Assignor (after giving effect
       to assignment):                       $
                                              ----------------------

Effective Date (if other than date of
acceptance by Administrative Agent           1/               , 200

                             [signatures on next page]





 ------------------------
 1 This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.

                                         [NAME OF ASSIGNOR], as Assignor



                                         By:
                                             ----------------------------
                                         Title:

                                         Dated:                     , 200



                                         [NAME OF ASSIGNEE], as Assignee


                                         By:
                                             ----------------------------
                                         Title:

                                         Lending Office:

     The foregoing Assignment is accepted this      day of                 ,
200 , and, in connection therewith, the undersigned acknowledges that the foregoing assignment has been approved by the Borrower or that the Borrower has been deemed to have given its approval as contemplated by Section 8.07(a) of the Amended and Restated Credit Agreement.

                                         ING BARING (U.S.) CAPITAL LLC
                                         as Administrative Agent

                                         By:
                                             -----------------------------
                                            Title:

                                                                     Exhibit C
                                                                     ---------
                                                                        Page 4

                FORM OF OFFICER'S CERTIFICATE FOR THE BORROWER

     I, Paulo J. Sacchi, Chief Financial Officer of Panamerican Beverages, Inc., a Panamanian corporation (the "Borrower"), DO HEREBY CERTIFY, in connection with the occurrence of the Closing Date under the Amended and Restated Credit Agreement dated as of November 21, 2000 (the "Amended and Restated Credit Agreement," the terms defined therein being used herein as therein defined, unless otherwise defined herein) among the Borrower, the Lenders parties thereto, and ING Baring (U.S.) Capital LLC, as Administrative Agent, that:

     1. The persons set forth on Annex A who acted as Attorneys-In-Fact on behalf of the Borrower or acted as officers of the Borrower in respect of each document to be delivered by the Borrower in connection with each Loan Document to which the Borrower is a party, were duly appointed as such Attorneys-In-Fact on behalf of the Borrower or elected to the offices set forth on Annex A, as the case may be, and the signatures set forth on Annex A opposite their names are their genuine signatures.

     2. The Borrower has been duly incorporated and is validly existing as a corporation under the laws of Panama and there are no proceedings pending, or to the knowledge of the undersigned, contemplated for the dissolution or liquidation of the Borrower.

     3. Attached hereto as Annex B are true and correct copies of the Restatement of Articles of Incorporation and Amended and Restated Bylaws of the Borrower as in effect on April 17, 1998 and at all subsequent times to and including the date hereof.

     4. Attached hereto as Annex C are true and correct copies of a resolution duly adopted by the Board of Directors of the Borrower at a meeting thereof
duly called and held on             , 2000, approving the transactions
contemplated in the Loan Documents to which the Borrower is a party or is to be a party, for purposes of authorizing the execution of the Amended and Restated Credit Agreement on the Closing Date. At the meeting of Directors a quorum was present and acting throughout. The foregoing resolutions and consent have not been amended, modified, rescinded or revoked and are in full force and effect on the date hereof.

     5. With the exception of the resolutions referred to in paragraph 4 hereof, no other corporate action by the Borrower is necessary in connection with any Loan Document to which the Borrower is a party or in connection with the transactions contemplated thereby.

     6. The representations and warranties of the Borrower contained in each Loan Document to which it is a party are true and correct in all material respects on and as of the date hereof, before and after giving effect to the Borrowing on the date hereof (if any) and to the application of the proceeds therefrom, as though made on and as of the date hereof, except to the extent such representations and warranties relate to an earlier date.

     7. No event has occurred and is continuing, or would result from the Borrowing (if any) or from the application of the proceeds therefrom, which constitutes a Default.

     8. All governmental approvals required in order to permit the Borrower to execute, deliver and perform each of the Loan Documents to which it is a party and to permit each such

                                                                     Exhibit C
                                                                        Page 2

Loan Document to be enforced in accordance with its terms, have been obtained, given, filed or taken, as the case may be, and are in full force and effect.

     9. To the best of my knowledge, without independent investigation, there are no pending or threatened actions or proceedings against the Borrower or any of its Subsidiaries before any court, arbitrator or governmental body, agency or official which purport to affect the legality, validity, binding effect or enforceability of any Loan Document. To the best of my knowledge, without independent investigation, no injunction or other restraining order has been issued and no hearing to seek the issuance of an injunction or other restraining order is pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, any Loan Document or the transactions contemplated thereby.

     10. The Borrower understands that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate in connection with the transactions contemplated by the Loan Documents, and further certifies that:

          (a) On the date hereof, after giving effect to any Advances outstanding under the Amended and Restated Credit Agreement, the fair value of the properties of each of the Borrower and the Borrower and its Subsidiaries taken as a whole is greater than the fair value of the total amount of liabilities, including contingent, subordinated, absolute, fixed, matured or unmatured and liquidated or unliquidated liabilities, of each of the Borrower and the Borrower and its Subsidiaries taken as a whole, respectively.

          (b) On the date hereof, after giving effect to any Advances outstanding under the Amended and Restated Credit Agreement, the present fair saleable value of the assets of each of the Borrower and the Borrower and its Subsidiaries taken as a whole exceeds the amount that will be required to pay the probable liabilities of each of the Borrower and the Borrower and its Subsidiaries taken as a whole, respectively, on their debts as they become absolute and matured.

          (c) The Borrower does not intend or believe that it will incur debts and liabilities that will be beyond its ability to pay as such debts or liabilities mature.

          (d) On the date hereof, after giving effect to any Advances outstanding under the Amended and Restated Credit Agreement, each of the Borrower and the Borrower and its Subsidiaries taken as a whole is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which it is engaged.

          (e) The Borrower does not intend, in consummating the transaction contemplated by the Loan Documents, to hinder, delay or defraud either present or future creditors or any other Person to which the Borrower is or will become, on or after the date hereof, indebted.

                                                                     Exhibit C
                                                                        Page 3

          (f) In reaching conclusions set forth in this Certificate, the Borrower has considered, among other things:

               (i) the cash and other current assets of the Borrower and the Borrower and its Subsidiaries taken as a whole reflected in the audited December 31, 1999 balance sheet of the Borrower and its Subsidiaries;

               (ii) all contingent liabilities of the Borrower and the Borrower and its Subsidiaries taken as a whole including, without limitation, claims arising out of pending or, to the best knowledge of the undersigned, threatened litigation against any such entity, and in so doing, the Borrower has computed the amount of such liabilities at the amount which, in light of all the facts and circumstances existing on the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability;

               (iii) the financial forecast of the Borrower through the period ending December 31, 2005;

               (iv) all obligations and liabilities of the Borrower and its Subsidiaries, whether matured or unmatured, liquidated or unliquidated, disputed or undisputed, secured or unsecured, subordinated, absolute, fixed or contingent, including, among other things, claims arising out of pending or, to the best knowledge of the undersigned, threatened litigation against such Persons;

               (v) historical and anticipated sales volume of the Borrower and its Subsidiaries;

               (vi) the customary terms and trade payables of the Borrower and its Subsidiaries;

               (vii) the amount of the credit extended by and to customers of the Borrower and its Subsidiaries; and

               (viii) the level of capital customarily maintained by the Borrower and other entities engaged in the same or similar business as the businesses of the Borrower.

     IN WITNESS WHEREOF, the undersigned has executed this officer's certificate this ___ day of November of 2000.

                                      By:
                                          --------------------------------
                                          Name:  Paulo J. Sacchi
                                          Title: Chief Financial Officer

     I, Carlos Hernandez Artigas, Secretary of the Borrower, DO HEREBY CERTIFY that Paulo J. Sacchi has been duly elected (or appointed) and has duly qualified as, and on this day is, Chief Financial Officers of the Borrower, and the signature above is his genuine signature and that the persons set forth on Annex A who acted as Attorneys-in-Fact on behalf of the Borrower or acted as officers of the Borrower in respect of each document to be delivered by the Borrower in connection with each Loan Document to which the Borrower is a party, were duly appointed as such Attorneys-in-Fact on behalf of the Borrower or elected to the offices set forth on Annex A, as the case may be, and the signatures set forth on Annex A opposite their names are their genuine signatures.

     IN WITNESS WHEREOF, I have signed this certificate this     day of
November of 2000.

                                      By:
                                         ---------------------------------
                                         Name:  Carlos Hernandez Artigas
                                         Title: Secretary

                                                                     Exhibit C
                                                                        Page 5

                                    ANNEX A
                                    -------

       Name                                           Signature
       ----                                           ---------

  Paulo J. Sacchi
                                                  ------------------------

  Carlos Hernandez Artigas
                                                  ------------------------

                                                                     Exhibit C
                                                                        Page 6

                                    ANNEX B
                                    -------

               BORROWER'S ARTICLES OF INCORPORATION AND BYLAWS

                                                                     Exhibit C
                                                                        Page 7

                                    ANNEX C
                                    -------

                BORROWER'S BOARD OF DIRECTORS RESOLUTIONS

                                                                   Exhibit D-1
                                                                   -----------



              FORM OF OPINION OF NEW YORK COUNSEL TO THE BORROWER


                                                             November   , 2000

To the Administrative Agent
party to the Amended and Restated Credit Agreement referred to below

Dear Ladies and Gentlemen:

     We have acted as special New York counsel to Panamerican Beverages, Inc. ("Panamco" or the "Borrower"), a Panamanian corporation, in connection with the preparation, execution and delivery of the Amended and Restated Credit Agreement dated as of November 21, 2000 (the "Amended and Restated Credit Agreement"), which amended and restated the Credit Agreement dated as of March 18, 1999 among the Borrower, the banks and other financial institutions parties thereto ("Lenders") and ING Baring (U.S.) Capital LLC, as Administrative Agent, and in connection with the preparation, execution and delivery of the Notes and certain other agreements, and other instruments and documents related to the Amended and Restated Credit Agreement. This opinion is furnished to you pursuant to Section 3.01(c)(iv) of the Amended and Restated Credit Agreement. Capitalized terms used but not defined herein have the meanings assigned to them in the Amended and Restated Credit Agreement.

     In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In rendering the opinions set forth herein, we have examined and relied on originals or copies of (i) the Amended and Restated Credit Agreement, (ii) the Notes, and
(iii) such other records, documents, agreements and instruments, including, without limitation, certificates of public officials and of officers of the Borrower, its Subsidiaries and Affiliates as we have deemed relevant and necessary as a basis for the opinions set forth below (the documents in (i) through (iii) are collectively referred to herein as the "Loan Documents").

     In rendering the opinions expressed below, we have assumed without any independent investigation or verification of any kind, that (i) the execution and delivery of the Loan Documents is within the corporate power and authority of the signatories thereto (including the Borrower) and such agreements have been duly executed and delivered, (ii) each party to the Loan Documents (including the Borrower) has full power, authority and legal right to enter into and perform its obligations thereunder, (iii) the Loan Documents constitute the legal, valid and binding obligations of the respective parties thereto, if any, other than the Borrower, (iv) each document submitted to us, including any photocopy or facsimile, is genuine, accurate and complete, and all signatures are genuine, and (v) all documents submitted to us as copies are true and correct copies of the originals thereof. We have assumed the accuracy of the opinions of Arias, Fabrega & Fabrega, Panamanian counsel to Panamco and our opinion is subject to the assumptions, qualifications and limitations set forth therein. We have also assumed that insofar as any obligation under any of the Loan Documents is to be performed outside of the United States, its performance will not be rendered illegal or ineffective by virtue of the law of that jurisdiction. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Borrower (including those set forth in the Loan Documents), their officers and other representatives and of public officials.

     Our opinions set forth below are subject to the qualifications that (i) the validity, binding effect and enforceability of the Loan Documents are subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (ii) any rights of indemnification or contribution under the Amended and Restated Credit Agreement may be limited by the law of the State of New York, the Federal law of the United States of America or public policy relating thereto.

     In addition to the qualifications and limitations set forth elsewhere herein, we express no opinion as to (i) the enforceability of the provisions of any Loan Document providing for indemnity by the Borrower of the Agent or any Lender for any loss in obtaining the currency due to such party under such document from a court judgment in another currency, (ii) the enforceability of the provisions of any Loan Document pursuant to which any Loan Party agrees to make all payments without set-off, defense or counterclaim or pursuant to which a purchaser of a participation interest may set-off against the Borrower, (iii) as to the subject matter jurisdiction of any U.S. Federal court over any legal action brought by one or more non-U.S. Lenders against the Borrower or as to the application of the doctrine of forum non conveniens and (iv) as to the creation, validity or enforceability or absence of any Lien.

     Based upon the foregoing and such other investigation as we have deemed necessary, and subject to the qualifications contained herein, we are of opinion that:

     1. Delivery and performance by the Borrower of the Loan Documents to which it is a party do not violate any New York or United States Federal law or regulation applicable to the Borrower.

     2. No consent, approval or other authorization of any New York or United States Federal governmental authority or regulatory agency is required in connection with the execution, delivery or performance of the Loan Documents by the Borrower.

     3. Each of the Amended and Restated Credit Agreement and the Notes is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

     4. The Borrower is not an "investment company" required to be registered as such under the Investment Company Act of 1940, as amended.

     5. To the best of our knowledge, except as described in the Disclosure Schedule (Annex III to the Amended and Restated Credit Agreement), there are no pending or threatened actions or proceedings against the Borrower or any of its Subsidiaries before any court, arbitrator

                                                                   Exhibit D-1
                                                                        Page 3

or governmental body, agency or official of the State of New York or the United States which purport to affect the legality, validity, binding effect or enforceability of any of the Loan Documents. To the best of our knowledge, in the State of New York or the United States of America no injunction or other restraining order has been issued and no hearing to seek the issuance of any injunction or other restraining order is pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, any Loan Document or the transactions contemplated thereby.

     We are members of the bar of the State of New York, and we do not express any opinion as to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the Federal laws of the United States of America to the extent specifically referred to herein.

     We are furnishing this opinion to you solely for your benefit, and this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. Although we assume no obligation to update this opinion, copies may be provided to the assignees and participants of the Lenders unless we notify you to the contrary.

                                         Very truly yours,

                                                                   Exhibit D-2
                                                                   -----------

             FORM OF OPINION OF PANAMANIAN COUNSEL TO THE BORROWER

                                                             November   , 2000


To the Administrative Agent
party to the Amended and Restated Credit Agreement referred to below

Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section 3.01(c)(v) of the Amended and Restated Credit Agreement, dated as of November 21, 2000 (the "Amended and Restated Credit Agreement"), by and among Panamerican Beverages, Inc. (the "Borrower"), certain Lenders parties thereto (the "Lenders"), and ING Baring (U.S.) Capital LLC, as Administrative Agent. Capitalized terms used but not otherwise defined herein are used herein as defined in the Amended and Restated Credit Agreement.

     We are a Panamanian law firm practicing law in Panama City, Republic of Panama, and we have acted as special Panamanian counsel to the Borrower in connection with the execution and delivery of the (i) Amended and Restated Credit Agreement, (ii) the Notes and (iii) certain other agreements and documents delivered by the Borrower to the Administrative Agent pursuant to the Amended and Restated Credit Agreement (such documents in clauses (i) -
(iii) being the "Loan Documents" and each individually a "Loan Document").

     In connection with this opinion, we have examined originals, or copies identified to our satisfaction, of (i) the Loan Documents; (ii) the certificate of incorporation and other organizational documents of the Borrower as currently in effect (the "Basic Documents"); (iii) officer's certifications of resolutions adopted by the Board of Directors on _______ __, 2000 and of non-breach of factual representations, warranties and covenants of Borrower under the Amended and Restated Credit Agreement; and (iv) such other records, documents, agreements and instruments, including, without limitation, certificates of public officials and of officers of the Borrower, and such questions of law, as we have deemed relevant and necessary as a basis for the opinions set forth below.

     During the course of our discussions with the officers and representatives of the Borrower and public officials and our review of document specified above in connection with the preparation of this opinion, no facts were disclosed to us which cause us to conclude that any such statement or representation is untrue.

     For the purposes of this opinion, we have assumed that each of the Loan Documents have been duly authorized by the parties thereto other than the Borrower; each of the Loan Documents has been duly executed and delivered by the parties thereto in compliance with the external formalities required for such act or contract in the place of execution; each of the Loan Documents is legal, valid, binding and enforceable in accordance with its terms under the laws chosen to govern the same; all items or documents submitted to us as originals are authentic, all

                                                                   Exhibit D-2
                                                                        Page 2

signatures thereon are genuine and all items or documents submitted to us as copies conform to the originals.

     Our attorneys are members of the "Colegio Nacional de Abogados de Panama", Republic of Panama and, consequently, opinions expressed herein are limited to the laws of the Republic of Panama and we do not express any opinion herein concerning any other law.

     Based upon and subject to the matters stated herein and upon such investigation as we have deemed necessary, we are of the opinion that:

     1. The Borrower is a company duly organized, validly existing and in good standing under the laws of the Republic of Panama, and is in general authorized to carry on any lawful business in the Republic of Panama or in foreign countries. The Borrower has full power and authority and, except for the Republic of Panama where the Borrower does not engage in business and is not required to obtain any governmental licenses, permits or approvals, insofar as we know the Borrower holds all requisite governmental licenses, permits and other approvals to own or hold under lease its properties and to conduct its business substantially as currently conducted by it, except where the failure to hold such licenses, permits and approvals would not be reasonably likely to have a Material Adverse Effect.

     2. The execution, delivery and performance by the Borrower of the Loan Documents (a) are within the Borrower's corporate powers; (b) have been duly authorized by all necessary corporate action by the Borrower; (c) do not contravene or conflict with the Basic Documents of the Borrower; (d) to the best of our knowledge do not contravene, conflict with, constitute a default or create a right of termination or acceleration under any material contract or any judgment, order or injunction of a Panamanian court binding upon the Borrower or its assets or properties; (e) do not contravene or conflict with the laws of the Republic of Panama binding upon the Borrower or its assets or require any action by or filing with any governmental or public body or authority; and (f) to the best of our knowledge, will not result in or require the creation or imposition of any Lien on any of the respective assets or properties of the Borrower, other than as contemplated by the Loan Documents.

     3. Each Loan Document to which the Borrower is a party is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

     4. No approvals are required in order to permit the Borrower to execute, deliver or perform the Loan Documents, nor to permit the same to be enforced in accordance with their respective terms.

     5. The Basic Documents of the Borrower have been duly adopted by all necessary corporate and shareholder action, and have been duly executed in accordance with the requirements of the laws of the Republic of Panama.

     6. To the best of our knowledge, in the Republic of Panama there are no pending or threatened actions or proceedings against the Borrower or any of its Subsidiaries before any

                                                                   Exhibit D-2
                                                                        Page 3

court, arbitrator or governmental body, agency or official which purport to affect the legality, validity, binding effect or enforceability of any of the Loan Documents, which if adversely determined would reasonably be expected to have a Material Adverse Effect. To the best of our knowledge, in the Republic of Panama no injunction or other restraining order has been issued and no hearing to seek the issuance of an injunction or other restraining order is pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or, except as so disclosed, to recover any damages or obtain relief under any Loan Document or the transactions contemplated thereby.

     7. In any proceeding taken in the Republic of Panama in relation to any Loan Document which expressly provides that it is governed by the laws of another jurisdiction, such choice should be upheld by the Panamanian court as a valid choice of law and a final judgment obtained against the Borrower before any such Panamanian court would be enforceable against the Borrower in Panama. To the extent that, notwithstanding the express provisions in any Loan Document that it is to be governed by the laws of another jurisdiction, the Panamanian court or the Foreign Court (as defined below) would deem applicable the laws of the Republic of Panama to the obligations of the Borrower thereunder, under the laws of the Republic of Panama, such obligations would be legal, valid, binding and enforceable. However, enforceability of the Loan Documents, should the substantive laws of the Republic of Panama be deemed applicable, could be limited by Panama law, under which prescription or statutes of limitation for the exercise of rights of action cannot be waived contractually. Thus, stipulations to that effect in the Loan Documents may be considered invalid or unenforceable under Panamanian Law.

     8. Any final and conclusive judgment for a definite sum of the laws of a jurisdiction other than the Republic of Panama (the "Foreign Court") rendered in a civil suit, action or proceeding against the Borrower arising out of any Loan Document which expressly provides that it is governed by the laws of such jurisdiction would be enforceable by the Panamanian court against the Borrower or its assets situated within the Republic of Panama, assuming that (x) such judgment is not contrary to the public policy of the Republic of Panama, (y) in the absence of an applicable international treaty or convention otherwise providing, the Foreign Court would equally enforce final and definitive judgments of Panamanian courts, and (z) the judgment is rendered in proceedings where:

     (a) there has been a personal action against the defendant;

     (b) it has not been rendered by default, which means that service of process of the complaint has been personally (not by mail) served on the defendant within the jurisdiction of the court rendering the judgment;

     (c) the obligation, the compliance with which is demanded, is legal in the Republic of Panama; and

     (d) an authentic copy of the judgment is submitted for exequatur by the Panama Supreme Court, authenticated by Panamanian Consul, or apostilled pursuant to the 1961 Hague Convention on legalization of documents (the "Convention") if the judgment is forthcoming from a state or country which is party to the Convention.

     9. In any proceedings taken in a Panamanian court to enforce a judgment obtained in a Foreign Court in respect of any Loan Document, the waiver of immunities and the submission to the jurisdiction of the Foreign Court contained therein should be held valid, binding and enforceable and irrevocable commitments and renunciations of the Borrower, and the appointment of the Process Agent also contained in such Loan Document should be held a valid and binding commitment of the Borrower.

     10. In any proceedings taken in a Panamanian court in relation to any Loan Document, the Borrower will not be entitled to claim for itself or any of its properties (whether real or personal) situated within the Republic of Panama any immunity from jurisdiction of such court or from legal process in the Republic of Panama (whether through service, notice, attachment prior to judgment, attachment in aid of execution or otherwise).

     Any final judgment obtained before the Panamanian court should be denominated in U.S. Dollars, as the currency in which the obligations of the Borrower under the Loan Documents are payable.

     However, even if the judgment is stated in the Panamanian currency (the Balboa), by 1904 agreement with the United States of America and by law, the Balboa and the Dollar are at parity, the Dollar is legal tender in the Republic of Panama and there are no currency controls or restrictions imposed on remittances and the flow of funds to or from the Republic of Panama.

     11. The Borrower is not required under the laws of the Republic of Panama to make any deduction or withholding on account of any Taxes from any payment it may make under any Loan Document.

     12. The domicile of the Borrower is the Republic of Panama as it is set forth in the Articles of Incorporation of the Borrower. The Borrower will be considered subject to Panama income and related taxes in the Republic of Panama only to the extent that it derives income from sources within the territory of the Republic of Panama.

     13. To ensure the legality, validity, enforceability or admissibility in evidence of the Loan Documents it is not necessary that any Loan Document, or any other document, be filed, registered or recorded with any court or other authority in the Republic of Panama or that any registration charges or similar tax be paid on or in respect thereto. However, stamp taxes at the rate of U.S. $0.10 per U.S. $100.00 or fraction of face value of the Loan Document would be payable if and when such Loan Document were used in evidence with a Panamanian court or administrative authority, although the admissibility of such Loan Document in evidence in the Republic of Panama would not be conditioned upon prior payment of the stamp tax.

     14. After being authenticated before the Consul of the Republic of Panama in the place of their execution, or by the Consul of a friendly nation to the Republic of Panama in said place in case of lack of Panamanian consulate in such place, or upon apostilling such document pursuant to the Convention if it is originated in a state or country party thereto, and after being translated into Spanish by an official translator of the Republic of Panama, the Loan Documents will be in

Froper legal form under the laws of Panama for the enforcement thereof against the Borrower in a Panamanian court.

     15. It is not necessary under the laws of the Republic of Panama (i) in order to enable the Administrative Agent or the Lenders to enforce their respective rights under the Loan Documents or (ii) by reason only of the execution, delivery or performance of the Loan Documents, that any of them should be licensed, qualified or entitled to carry on business in the Republic of Panama.

     16. Neither the Administrative Agent nor the Lenders will be deemed under the present legislation in the Republic of Panama to be resident, domiciled, carrying on business or subject to taxation in the Republic of Panama by reason only of the execution, delivery, performance or enforcement of any of the Loan Documents.

     The opinions set forth above are subject to the following:

     (A) Our opinions in paragraph 3 above are subject to the effect of any applicable bankruptcy, reorganization, moratorium or similar law affecting creditors' rights generally. Also, with respect to the waivers of the right to counterclaim and to assert defenses made by the Borrower in Section 2.08(f) of the Amended and Restated Credit Agreement, procedural rights to assert defenses and exceptions cannot be validly waived in advance in Panama.

     We are aware that White & Case LLP will rely upon the contents of the present letter of opinion in its opinion to you pursuant to Section 3.01(c)(vi) of the Amended and Restated Credit Agreement. This opinion is, however, furnished to you solely in connection with the transactions described above and may not be relied upon by anyone other than you and your counsel and your assignees and participants and their counsel, and only in connection with such transactions.

                                         Very truly yours,

                                                                   Exhibit D-3



                    FORM OF OPINION OF NEW YORK COUNSEL TO
                           THE ADMINISTRATIVE AGENT

                                                             November   , 2000


To the Administrative Agent and the Lenders from time to time party to the Amended and Restated Credit Agreement referred to below

Ladies and Gentlemen:

     We have acted as special New York counsel to ING Baring (U.S.) Capital LLC, in connection with the transactions contemplated by the Amended and Restated Credit Agreement, dated as of November 21, 2000, (the "Amended and Restated Credit Agreement"), which amended and restated the Credit Agreement, dated as of March 18, 1999, among Panamerican Beverages, Inc., a corporation organized and existing under the laws of Panama (the "Borrower"), the various banks party thereto (the "Lenders"), and ING Barings (U.S.) Capital LLC, as Administrative Agent (the "Administrative Agent"). Terms used herein which are defined in the Amended and Restated Credit Agreement shall have the respective meanings set forth in the Amended and Restated Credit Agreement unless otherwise defined herein.

     In rendering the opinions set forth below, we have examined the Amended and Restated Credit Agreement and the Notes. We have also examined the originals, or certified, conformed or reproduction copies, of such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In stating our opinion, we have assumed the genuineness of all signatures on original or certified copies, the authenticity of documents submitted to us as originals and the conformity to original or certified copies of all copies submitted to us as certified or reproduction copies.

     We have also assumed, for purposes of the opinions expressed herein, that
(i) each party to the Loan Documents has the corporate power and authority to enter into and perform each of the Loan Documents to which it is a party, (ii) the Loan Documents have been duly authorized, executed and delivered by each such party and (iii) the execution, delivery and performance of the Loan Documents by such parties, and compliance by them with the terms and conditions thereof, will not contravene, or constitute a default under, any constitution, treaty or convention, any statute, law, code, ordinance, decree, consent, order, rule, regulation, guideline, interpretation, direction, policy or request (whether or not having the force of law), or any judicial, administrative or arbitral decision now or hereafter in effect, and in each case as amended, or any contract, agreement or other instrument to which such parties may be bound (other than the laws of the State of New York and the federal laws of the United States).

                                                                   Exhibit D-3
                                                                        Page 2


     Based upon the foregoing, and subject to the limitations set forth herein, we are of the opinion that the Amended and Restated Credit Agreement and the Notes each constitute the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by equity principles (regardless of whether enforcement is sought in equity or at law).

     We express no opinion as to Section 8.12 of the Amended and Restated Credit Agreement or as to whether a federal court of the United States of America would accept jurisdiction in a suit or proceeding with respect to any of the Loan Documents.

     This opinion is limited to the federal laws of the United States of America and the laws of the State of New York.

     This opinion is being furnished only to the addressees and is solely for their benefit and the benefit of their participants and assigns in connection with the above transaction. This opinion may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                         Very truly yours,

                                                                     Exhibit E
                                                                     ---------

                                                             November   , 2000



To the Administrative Agent and
the Lenders party to the Amended
and Restated Credit Agreement
referred to below

     Ladies and Gentlemen:

     Reference is made to Section 8.12(a) of the Amended and Restated Credit Agreement dated as of November 21, 2000 (the "Amended and Restated Credit Agreement"; terms used herein, unless otherwise defined, are used as defined in the Amended and Restated Credit Agreement), by and among Panamerican Beverages, Inc. (the "Borrower"), certain Lenders parties thereto, and ING Baring (U.S.) Capital LLC, as Administrative Agent.

     The Borrower, pursuant to Section 8.12(a) of the Amended and Restated Credit Agreement, have irrevocably designated, appointed and empowered CT Corporation System as their designee, appointee and agent (the "Process Agent") to receive, accept and acknowledge for and on their behalf, and in respect of their property, service of any and all legal process, summons, notices and documents which may be served in any actions or proceedings in any New York or federal court sitting in New York City in connection with such Loan Documents.

     The undersigned hereby informs you that it irrevocably accepts such appointment as designee, appointee and agent and agrees that it (i) shall maintain an office in the City of New York and shall inform the Administrative Agent promptly in writing of any change of its address in the City of New York (such address presently being 111 Eighth Avenue, New York, New York 10011),
(ii) shall perform its obligations as such designee, appointee and agent in accordance with the applicable provisions of the Loan Documents, (iii) shall forward promptly, by courier, to the Borrower, at its address set forth in the attachment hereto, a copy of any legal process, summons, notice or document received by Process Agent in its capacity as designee, appointee and agent of the Borrower, and (iv) shall not terminate its agency before the earlier of
(A) all Obligations due under the Loan Documents having been paid in cash and all Commitments under the Amended and Restated Credit Agreement having expired or terminated or (B) November 22, 2004.

                                                                     Exhibit E
                                                                        Page 2

          By its acceptance hereof, the Process Agent and its successors agree to discharge the above-mentioned obligations and will not refuse fulfillment of such obligations under the Loan Documents and under this letter agreement.

                                         Very truly yours,

                                         CT CORPORATION SYSTEM

                                         By:
                                             -----------------------------
                                            Name:
                                                  ------------------------
                                            Title:
                                                  ------------------------

                                                                     Exhibit E
                                                                        Page 3

                                  ATTACHMENT

PANAMERICAN BEVERAGES, INC.
Torre Dresdner Bank
7th Floor, Calle 50
Panama, Republic of Panama

Attention:  Carlos Hernandez Artigas